UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RENTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Rentech, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2009

You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc.

Time and Date:	3:00 p.m. PDT on Monday, May 18, 2009. Check-in will begin at 2:00 p.m. PDT and you should allow ample time for the check-in procedures.

Place:	Crowne Plaza Hotel Los Angeles International Airport, 5985 Century Blvd., Los Angeles, California 90045

Items of Business:	(1)	To elect two directors for terms of three years each;

	(2)	To approve the adoption of a 2009 Incentive Award Plan;

	(3)	To approve an amendment to the Amended and Restated Articles of Incorporation to increase the number of shares authorized for issuance thereunder by 100,000,000 shares;

	(4)	To ratify the selection of Ehrhardt Keefe Steiner & Hottman P.C. as Rentech’s independent registered public accounting firm; and

	(5)	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Rentech stockholder as of the close of business on March 25, 2009.

Meeting Admission:
You are entitled to attend the annual meeting only if you were a Rentech stockholder as of the close of business on the Record Date or hold a valid proxy for the annual meeting, or are a guest of the Company. You should be prepared to present photo identification for admittance. If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on the Record Date for voting. Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on the Record Date. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Votes submitted through the Internet or by telephone must be received by 12:00 p.m. Eastern Time, on May 17, 2009. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card. You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

By Order of the Board of Directors,

Colin M. Morris
Secretary
Los Angeles, California
Date: [                    ], 2009

YOUR VOTE IS IMPORTANT
This proxy statement is furnished in connection with the solicitation of proxies by Rentech, Inc. on behalf of the Board of Directors, for the 2009 annual meeting of shareholders. The proxy statement and the related proxy form are first being distributed to shareholders on or about April _____, 2009. You can vote your shares using one of the following methods:
•	Vote through the Internet at the website shown on the proxy card.
•	Vote by telephone using the toll-free number shown on the proxy card.
•	Complete and return a written proxy card.
•	Attend Rentech’s 2009 annual meeting of shareholders and vote.
Votes submitted through the Internet or by telephone must be received by 12:00 p.m. Eastern Time, on May 17, 2009. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.
You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

RENTECH, INC.
10877 Wilshire Blvd., Suite 710
Los Angeles, California 90024

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2009
This proxy statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Rentech, Inc. of proxies for use at the annual meeting of shareholders to be held at the Crowne Plaza Hotel, 5985 Century Blvd., Los Angeles, California, on Monday, May 18, 2009 at 3:00 (PDT), and at any adjournments or postponements of the meeting.
Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about April      , 2009.
VOTING SECURITIES AND VOTING RIGHTS
Only shareholders of record at the close of business on March 25, 2009 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements of the meeting. On                     , 2009,                      shares of common stock were outstanding held by                      shareholders of record. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed. Shares may only be voted by or on behalf of the shareholder of record. If a holder’s shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the shareholder of record.
Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the two nominees to the Board of Directors; (ii) FOR the adoption of the 2009 Incentive Award Plan; (iii) FOR an amendment to the Amended and Restated Articles of Incorporation to increase the number of shares authorized for issuance thereunder by 100,000,000 shares; and (iv) FOR the ratification of the selection of Ehrhardt Keefe Steiner & Hottman P.C. as Rentech’s independent registered public accounting firm.
A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of not less than a majority of the issued and outstanding shares of common stock. If a quorum is present, the two nominees for election as directors who receive the greatest number of votes in favor of their election at the meeting will be elected. Cumulative voting is not allowed for the election of directors. The proposals (a) to adopt the 2009 Incentive Award Plan and (b) to ratify the selection of Ehrhardt Keefe Steiner & Hottman P.C. as Rentech’s independent registered public accounting firm will be approved if the votes cast favoring the proposals exceed the votes cast opposing the proposals. The proposal to amend the Amended and Restated Articles of Incorporation to increase the number of shares authorized for issuance thereunder by 100,000,000 shares will be approved if it receives the affirmative vote of the holders of a majority of shares of common stock entitled to vote on the matter.
If brokers have not received any instruction from their customers on how to vote the customer’s shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors or the proposals to adopt the 2009 Incentive Award Plan and to ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as Rentech’s independent registered public accountants. Abstentions and broker non-votes will have the effect of a vote against the proposal to amend the Amended and Restated Articles of Incorporation.

Any shareholder giving a proxy pursuant to the present solicitation has the power to revoke it at any time before it is exercised. It may be revoked by giving a subsequent proxy or by mailing to our principal executive offices at 10877 Wilshire Boulevard, Suite 710, Los Angeles, California 90024, Attn: Secretary, an instrument of revocation. If you vote electronically via the Internet or telephone, a proxy may be revoked by the submission of a later electronic proxy. A proxy may also be revoked by attending the meeting and giving our Secretary a vote in person (subject to the restriction that a shareholder holding shares in street name must bring to the meeting a legal proxy from the broker, bank, or other nominee holding that shareholder’s shares which confirms that shareholder’s beneficial ownership of the shares and gives the shareholder the right to vote the shares).
Rentech will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock that are held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, and personal solicitation by our directors, officers, and other employees. No additional compensation will be paid to our directors, officers, or other employees for these services.
The purposes of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

ELECTION OF DIRECTORS
(Proxy Item 1)
There are currently seven positions on Rentech’s Board of Directors. The Board of Directors currently is divided into three classes, two of which include two directors, and one of which currently includes three directors. The directors in each class are elected for three years and until the election and qualification of their successors.
D. Hunt Ramsbottom and Halbert S. Washburn have been nominated for election as directors for a term of three years each and until their successors have qualified and are elected. The two nominees are presently members of the Board of Directors. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 2010 or 2011 annual meetings of shareholders.
If your vote is properly submitted, it will be voted for the election of the nominees, unless contrary instructions are specified. Each nominee has consented to serve if elected. Although the Board of Directors has no reason to believe that either of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Nominating Committee of the Board may propose and the Board approves.
Information Regarding Nominees for Election to the Board of Directors:
D. Hunt Ramsbottom, Chief Executive Officer, President and Director, Age 51—Mr. Ramsbottom was appointed President and director of Rentech in September 2005 and Chief Executive Officer in December 2005. Mr. Ramsbottom had been serving as a consultant to Rentech since August 2005 under the terms of a Management Consulting Agreement Rentech entered into with Management Resource Center, Inc. Mr. Ramsbottom has over 25 years of experience building and managing growth companies. Prior to accepting his position at Rentech, Mr. Ramsbottom held various key management positions including: Principal and Managing Director of Circle Funding Group, LLC, from 2004 to 2005; Chief Executive Officer and Chairman of M2 Automotive, Inc., from 1997 to 2004; and Chief Executive Officer of Thompson PBE (NASDAQ: THOM), from 1989 to 1997, which was acquired by FinishMaster, Inc. in 1997. On April 17, 2005, M2 Automotive, Inc. completed an assignment for the benefit of its creditors pursuant to a state law insolvency proceeding. Mr. Ramsbottom holds a Bachelor of Science degree from Plymouth State College.
Halbert S. Washburn, Director, Age 49—Mr. Washburn was appointed as a director of Rentech in December 2005. Mr. Washburn has over 20 years of experience in the energy industry. Mr. Washburn has been the Co-Chief Executive Officer and a Director of BreitBurn GP, LLC, the general partner of BreitBurn Energy Partners LP (NASDAQ: BBEP), since August 2006. He has served as the co-founder, Co-President and Director of BreitBurn Energy Corporation since 1988. In addition, Mr. Washburn currently serves as Co-Chief Executive Officer and Director for Breitburn Management Company, LLC, Breitburn Energy Holdings, LLC and BEH (GP), LLC. From June 2004 through August 2008, he served as Co-Chief Executive Officer and Director for Pro GP Corp. Mr. Washburn is responsible for BreitBurn’s oil and gas operations and co-manages BreitBurn’s acquisition and capital formation activities. Mr. Washburn currently serves as Chairman of the Executive Committee of the Board of Directors of the California Independent Petroleum Association and on the Board for the Children’s Bureau. He also served as a Board member, including Chairman of the Board, of the Stanford University Petroleum Investments Committee and the Wildcat Committee. Mr. Washburn holds a Bachelor of Science degree in Petroleum Engineering from Stanford University.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION
OF THE NOMINEES.
Information Regarding Continuing Directors with Terms Expiring in 2010:
Michael F. Ray, Director, Age 56—Mr. Ray was appointed as a member of our Board of Directors in May 2005. Mr. Ray founded and has served as President of ThioSolv, LLC since 2001. ThioSolv, LLC is in the business of developing and licensing technology. Mr. Ray was appointed to the Board of Directors for Cyanco Corporation in October 2008. Cyanco Corporation, a producer of sodium cyanide in the Western United States, is majority owned by Oaktree Capital Management who holds more than 95% of its outstanding shares. From 1995 to 2001, Mr. Ray served as Vice President of Business Development for Coastal Catalyst and Chemicals Division. Mr. Ray worked for Coastal Chem, Inc. as President from 1990 to 1995 and Vice President of Corporate Development and Administration from 1986 to 1990. From 1985 to 1986, Mr. Ray served as Vice President of Carbon Dioxide Marketing. Mr. Ray worked for Liquid Carbonic Corporation as Regional Operations Manager from 1981 to 1985 and Plant Manager from 1980 to 1981. Mr. Ray received his Bachelor of Science in Industrial Technology from Western Washington University and his Masters of Business Administration from Houston Baptist University. Mr. Ray previously served as a member of the Board of Directors of Coastal Chem, Inc., Cheyenne LEADS and Wyoming Heritage Society. Mr. Ray also served on the Nitrogen Fertilizer Industry Ad Hoc Committee, University of Wyoming EPSCOR Steering Committees and Wyoming Governor’s committee for evaluating state employee compensation.

Edward M. Stern, Director, Age 50—Mr. Stern was appointed as a member of our Board of Directors in December 2006. Since 2004, Mr. Stern has served as the President and Chief Executive Officer of Neptune Regional Transmission System, LLC, a company which developed, constructed and now operates a 660 MW undersea electric transmission system that will interconnect Sayreville, New Jersey with Long Island, New York. Mr. Stern is also leading the development of several other large transmission and renewable energy projects. From 1991 through 2004, Mr. Stern was employed by Enel North America, Inc. (a subsidiary of Enel SpA, an Italian electric utility company) and its predecessor, CHI Energy, Inc., an energy company which owned or operated nearly one hundred power plants in seven countries, specializing in renewable energy technologies including hydroelectric projects and wind farms. While at Enel North America, Inc. and CHI Energy, Inc., Mr. Stern served as General Counsel and, commencing in 1999, as President, Director and Chief Executive Officer. Mr. Stern currently serves on the Board of Directors of Energy Photovoltaics, Inc., a Princeton, NJ based manufacturer of solar energy products and systems and Capital Access Network, Inc., a small business lender. Mr. Stern also serves on the Advisory Board of Starwood Energy Group Global, LLC, a private equity firm specializing in energy and infrastructure investments. Mr. Stern received B.A., J.D. and M.B.A. degrees from Boston University and is a member of the Massachusetts Bar and the Federal Energy Bar.
Information Regarding Continuing Directors with Terms Expiring in 2011:
Michael S. Burke, Director, Age 45—Mr. Burke was appointed as a member of our Board of Directors in March 2007. Mr. Burke is currently the Executive Vice President, Chief Corporate Officer and Chief Financial Officer of AECOM Technology Corporation (NYSE: ACM), a global provider of professional technical and management support services to government and commercial clients. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm, KPMG LLP. He served in various senior leadership positions most recently as a Western Area Managing Partner from 2002 to 2005 and was a member of KPMG’s Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and a member of the Audit and Finance Committee. Prior to joining KPMG, Mr. Burke worked for Arthur Andersen & Company from 1986 to 1990. Mr. Burke also serves on various charitable and community boards. Mr. Burke received a B.S. degree in accounting from the University of Scranton and a J.D. degree from Southwestern University.
Ronald M. Sega, Director, Age 56—Dr. Sega was appointed as a member of our Board of Directors in December 2007. Currently Dr. Sega serves as Vice President for Energy, Environment and Applied Research with the Colorado State University Research Foundation. He also serves as the Woodward Professor of Systems Engineering at Colorado State University’s College of Engineering. In addition, he serves as Special Advisor for Energy and the Environment to the University’s President. From August 2005 to August 2007, Dr. Sega served as Under Secretary for the U.S. Air Force. In that capacity, he oversaw the recruiting, training and equipping of approximately 700,000 people and a budget of approximately $110 billion. Designated as the Department of Defense Executive Agent for Space, Dr. Sega developed, coordinated and integrated plans and programs for space systems of all Department of Defense space major defense acquisition programs. From August 2001 until July 2005, Dr. Sega was Director of Defense Research and Engineering, Office of the Secretary of Defense. Dr. Sega worked for NASA from 1990 until 1996 and made two shuttle flights during his career as an astronaut. He also serves on the Woodward Governor Company Board. Dr. Sega received a B.S. in mathematics and physics from the United States Air Force Academy in 1974, a master of science degree in physics from The Ohio State University in 1975, and a doctorate in electrical engineering from the University of Colorado in 1982.
Dennis L. Yakobson, Director and Chairman of the Board, Age 72—Mr. Yakobson has served as a director of Rentech and Chairman of the Board since 1983 and is one of the founders. In December 2005, he resigned from his position as Chief Executive Officer and currently serves as the Chairman. He was employed as Vice President of Administration and Finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a Director and Secretary of Nova Petroleum Corporation. He resigned from those positions in November 1983 to become a Director and assume the presidency of Rentech. From 1976 to 1981 he served as a Director, Secretary and Treasurer of Power Resources Corporation in Denver, a mineral exploration company, and was employed by it as the Vice President-Land. From 1975 to 1976 he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975 he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971 he was employed by Martin Marietta in a similar position. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He is a Director of GTL Energy Pty Ltd., a private company based in Adelaide, Australia. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters in Business Administration degree from Adelphi University in 1963.

Executive Officers
Information concerning the business experience of Mr. Ramsbottom, who serves as President and Chief Executive Officer, is provided under “Information Regarding Nominees for Election to the Board of Directors.”
Dan J. Cohrs, Chief Financial Officer and Executive Vice President, Age 56—Mr. Cohrs was appointed our Executive Vice President, Chief Financial Officer and Treasurer in October 2008. Mr. Cohrs has more than 20 years of experience in corporate finance, strategy and planning, and mergers and acquisitions. He worked as Executive Vice President of Skycrest Ventures, LLC, a private investment and consulting firm in Los Angeles from August 2007 to October 2008. From June 2006 until May 2007, Mr. Cohrs served as a consultant for finance and corporate development, as well as Interim Chief Financial Officer for a period of time, for Amp’d Mobile, a private mobile media entertainment company in Los Angeles. He worked as an independent consultant and advised companies regarding financings, investor presentations and business plans from 2003 through 2007. In addition, Mr. Cohrs served as a guest lecturer at Cornell University’s Johnson School of Management in the area of corporate governance from November 2005 until March 2006. Mr. Cohrs served as Executive Vice President and Chief Financial Officer of Global Crossing Ltd. from May 1998 through June 2003. Mr. Cohrs worked as Chief Development and Financial Officer of, and serves as a Partner and Board Member of Agency 3.0, LLC, a private digital advertising and consulting agency in Los Angeles since April 2008. Mr. Cohrs earned M.S. and Ph.D. degrees in finance, economics and public policy from Cornell University’s Johnson Graduate School of Management and a B.S. degree in Engineering from Michigan State University.
Douglas M. Miller, Executive Vice President, Renewable Energy Businesses, Age 49—Mr. Miller served as Executive Vice President and Chief Operating Officer of Rentech from January 2006 through December 2008. Between July 2008 and October 2008, Mr. Miller served as the Company’s Chief Financial Officer on an interim basis. In January 2009, Mr. Miller was appointed to the position of Executive Vice President for Renewable Energy Businesses. In this new capacity, Mr. Miller is responsible for the development of Rentech’s biomass initiatives. Prior to his employment at Rentech, Mr. Miller was employed by Unocal Corporation from 1991 through its acquisition by Chevron Corporation in October 2005, and for more than five years prior to the acquisition, served as Vice President, Corporate Development. Mr. Miller received his Bachelors of Earth Sciences from the University of California, Berkeley and his Masters of Business Administration from the University of California, Los Angeles.
Richard T. Penning, Executive Vice President, Commercial Affairs, Age 53—Mr. Penning was appointed Executive Vice President, Commercial Affairs of Rentech in January 2007. Mr. Penning had served as a consultant to Rentech beginning in August 2006. Mr. Penning has over 30 years of business experience in the oil and chemical industries. Mr. Penning worked for 28 years with UOP, LLC until its acquisition by Honeywell, having held various management positions including: Vice President and General Manager of Ventures and Business Development from 2004 to 2005; and Vice President, Six Sigma and Supply Chain from 2002 until 2004. Previously he held leadership roles in the catalyst and marketing areas of UOP, LLC. Mr. Penning obtained a Bachelor of Science degree in Chemical Engineering from Case Western Reserve University and a Master of Business Administration degree from the University of Chicago Graduate School of Business.
Colin M. Morris, Vice President and General Counsel, Age 36—Mr. Morris has served as the Vice President and General Counsel of Rentech since June 2006. Mr. Morris practiced Corporate and Securities Law at the Los Angeles office of Latham & Watkins LLP from June 2004 to May 2006. From September 2000 to May 2004 Mr. Morris practiced Corporate and Securities Law in the Silicon Valley office of Wilson, Sonsini, Goodrich and Rosati. Prior to that Mr. Morris practiced Corporate and Securities Law in the Silicon Valley office of Pillsbury Winthrop Shaw Pittman LLP. Mr. Morris received an A.B. degree in Government from Georgetown University and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of Rentech’s common stock as of March 10, 2009 by (i) all owners of record or those who are known to Rentech to beneficially own more than 5% of the issued and outstanding shares of Rentech’s common stock, (ii) each director and named executive officer identified in the tables under “Executive Compensation,” and (iii) by all named executive officers and directors as a group:

Directors and Executive Officers (1)(2)	Amount and Nature of	Percent
Listed in alphabetical order	Beneficial Ownership (3)	of Class
Michael S. Burke	93,800	*
Dan J. Cohrs	—	*
I. Merrick Kerr	146,479	*
Douglas M. Miller	325,817	*
Colin M. Morris	141,094	*
Richard T. Penning	192,371	*
D. Hunt Ramsbottom (4)(5)	2,616,176	1.5%
Michael F. Ray (6)	342,785	*
Ronald M. Sega	63,800	*
Edward M. Stern	103,800	*
Halbert S. Washburn	120,800	*
Dennis L. Yakobson (7)	1,104,304	*

All Directors and Executive Officers as a Group (12 persons)	5,251,226	3.1%

Beneficial Owners of	Amount and Nature of	Percent
More than 5%	Beneficial Ownership	of Class
BlackRock Group Limited (8)	18,015,872	10.9%
Wellington Management Company, LLP (9)	11,345,238	6.8%
Barclays Global Investors, NA (10)	10,163,275	6.1%

*	Less than 1%.

(1)
Except as otherwise noted and subject to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer, except for Mr. Kerr, is c/o Rentech, Inc., 10877 Wilshire Blvd., Suite 710, Los Angeles, CA 90024. The business address of Mr. Kerr is c/o eSolar, 130 West Union Street, Pasadena CA 91103.

(2)
If a person has the right to acquire shares of common stock subject to options and other convertible securities within 60 days of March 10, 2009, then such shares are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options, warrants, restricted stock units and convertible promissory notes may be acquired within 60 days of March 10, 2009 and are included in the table above:

•	Michael S. Burke—35,000 under options;

•	Douglas M. Miller—86,666 under options;

•	Colin M. Morris—50,000 under options;

•	D. Hunt Ramsbottom—2,082,500 under warrants and 166,666 under options;

•	Michael F. Ray—62,248 under warrants and 70,000 under options;

•	Ronald M. Sega—20,000 under options;

•	Edward M. Stern—35,000 under options;

•	Halbert S. Washburn—50,000 under options; and

•	Dennis L. Yakobson—540,000 under options.

(3)	Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings with the Securities and Exchange Commission.

(4)
Includes a warrant held by East Cliff Advisors, LLC for 2,082,500 shares and excludes a warrant held by East Cliff Advisors, LLC for 787,500 shares. With respect to the warrant for 787,500 shares, half of these warrants will vest upon the earlier of Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days or December 31, 2011 as long as Mr. Ramsbottom is still an employee of the Company. The expiration date for this half of the warrants has been extended to December 31, 2012. The other 393,750 warrants will vest upon Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days, but their expiration date, and the expiration date of the original vested 2,082,500 warrants, has been extended to the earlier of 90 days after Mr. Ramsbottom ceases to be employed by the Company or December 31, 2011. The exercise price of each of the warrants remains at $1.82 per share. Mr. Ramsbottom is the managing member and has sole investment and voting power in East Cliff Advisors, LLC.

(5)	Includes 12,000 shares held for the benefit of Mr. Ramsbottom’s children as to which Mr. Ramsbottom disclaims beneficial ownership.

(6)	Includes 7,500 shares held by Mr. Ray’s spouse’s IRA as to which Mr. Ray disclaims beneficial ownership.

(7)	Includes 20,000 shares held in custodial accounts as to which Mr. Yakobson disclaims beneficial ownership.

(8)
Based on information in a Schedule 13G filed by BlackRock Group Limited (“BlackRock”) with the SEC on February 9, 2009 for its holdings as of December 31, 2008. BlackRock reported that it has sole power to vote and to dispose of all 18,015,872 shares. BlackRock’s principal business office address is 33 King William Street, London, England EC4R 9AS.

(9)
Based solely on information in a Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) with the SEC on February 17, 2009 for its holdings as of December 31, 2008. Wellington reported that, of the shares it beneficially owns, it has the sole power to vote or to direct the vote of 6,424,138 of such shares, and the shared power to dispose of or to direct the disposition of, all 11,345,238 shares. Wellington’s principal business office address is 75 State Street, Boston, Massachusetts 02109.

(10)
Based solely on information in a Schedule 13G filed with the SEC on February 5, 2009 as a joint statement by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors Australia Limited, Barclays Global Investors Canada Limited, Barclays Global Investors (Deutschland) AG, Barclays Global Investors Japan Limited and Barclays Global Investors Ltd. The Schedule 13G reports that (i) Barclays Global Investors, NA has the sole power to vote or direct the vote of 5,591,576 shares and the sole power to dispose of or direct the disposition of, all 6,247,387 shares beneficially owned by it and (ii) Barclays Global Fund Advisors has the sole power to vote or direct the vote of 3,915,888 shares and the sole power to dispose of or direct the disposition of, all 3,915,888 shares beneficially owned by it. The address of the principal business and principal office of both Barclays Global Investors, NA and for Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105.

Equity Compensation Plan Information
The following table provides information as of September 30, 2008 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

	Number of securities		Number of
	to be issued	Weighted-average	securities remaining
	upon exercise of	exercise price of	available for future
	outstanding options,	outstanding options,	issuance under equity
Plan category	warrants and rights	warrants and rights	compensation plans
Equity compensation plans approved by security holders	5,897,000	$1.68	810,000
Equity compensation plans not approved by security holders	2,320,000	$1.98	—

Total	8,217,000	$1.76	810,000

The equity securities issued as compensation under shareholder approved compensation plans consist of stock options and restricted stock units. The equity securities issued as compensation without shareholder approval consist of stock options, stock purchase warrants and restricted stock units. The stock options and stock purchase warrants have exercise prices equal to the fair market value of our common stock, as reported by the NYSE Alternext US, as of the date the securities were granted. The options and warrants may be exercised for a term ranging from five to ten years after the date they were granted. For a narrative description of the material terms of the equity compensation plans and other compensation arrangements summarized in the above table, please see the section entitled “Accounting for Stock Based Compensation” in Note 15 to our consolidated financial statements included in Rentech’s 2008 Form 10-K filed with the SEC on December 15, 2008.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Rentech’s executive officers and directors, and persons who own more than ten percent of a registered class of Rentech’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). Insiders are required by SEC regulations to furnish Rentech with copies of all Section 16(a) forms they file. To Rentech’s knowledge, based solely on its review of the copies of such reports furnished to Rentech or written representations from certain Insiders that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended September 30, 2008, the Insiders complied with all such filing requirements except with respect to one Form 4 reporting the sale by Dennis Yakobson of shares under an existing 10b5-1 plan which was filed one day late on September 12, 2008.
Meetings and Committees of the Board of Directors
The Board of Directors held 14 meetings during the fiscal year ended September 30, 2008. Actions were also taken during the year by written consent. Each of our directors attended at least 75% of the meetings of the Board of Directors held during the period for which he has been a director or of the meetings of committees of the Board of Directors on which he served during the period that he served. Each director attended the annual meeting of shareholders held in 2008. Our directors are reimbursed for expenses incurred in attending meetings. We encourage all incumbent directors and director nominees to attend our annual meetings of shareholders.
The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee, and a Nominating Committee. The Board of Directors has determined that all the members of our Board of Directors, other than Mr. Ramsbottom and Mr. Yakobson, are “independent” within the meaning of the listing standards of the NYSE Alternext US, including each member of our Audit Committee, Compensation Committee, and Nominating Committee. The Board of Directors has also determined that each member of the Audit Committee is “independent” within the meaning of the rules of the Securities and Exchange Commission.
The charters of our Audit Committee, Compensation Committee, and Nominating Committee are available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board of Directors regularly reviews developments in corporate governance and modifies these policies and charters as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textural reference only and not an active hyperlink to the website.
The Audit Committee of the Board of Directors has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope, and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board of Directors. The Audit Committee currently consists of Mr. Burke, Mr. Ray, and Mr. Washburn. The Board of Directors has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The committee met 4 times during fiscal year 2008.

The Compensation Committee is currently comprised of Mr. Ray, Mr. Stern, and Mr. Washburn. None of them is or has been an employee of Rentech. The Compensation Committee reviews and approves executive officer compensation and stock option grants, administers Rentech’s stock option plans, and establishes compensation philosophy for executive officers. The committee met 7 times during fiscal year 2008.
The Nominating Committee currently consists of Mr. Sega and Mr. Stern. The primary duty of the Committee is to make recommendations to the Board of Directors regarding recruitment of new directors and re-election of incumbent directors. The committee met 2 times during fiscal year 2008.
Compensation Discussion and Analysis
Compensation Program Objectives and Executive Summary
The following discussion and analysis describes our compensation objectives and policies as applied to D. Hunt Ramsbottom, our Chief Executive Officer, I. Merrick Kerr, who served as our Chief Financial Officer until July 2008, Douglas M. Miller, our interim CFO from July 2008 to October 2008 and Executive Vice President of Renewable Energy Businesses, Richard T. Penning, our Executive Vice President of Commercial Affairs, and Colin M. Morris, our General Counsel. Messrs. Ramsbottom, Kerr, Miller, Penning, and Morris are referred to in this Schedule 14A as the “Named Executive Officers” or “NEOs.”
Rentech’s goal is to create value for its shareholders by becoming a global provider of clean energy solutions, through the commercialization of its proprietary technology for the production of ultra-clean synthetic fuels and chemicals. We achieved a significant milestone in the development of our technology by successfully operating our Product Demonstration Unit, or PDU, in the summer of 2008. We believe this facility is the only operating synthetic transportation fuels facility in the United States. By completing and operating this facility during 2008, we demonstrated the successful design, construction and operation of a fully-integrated synthetic fuels facility utilizing the Rentech Process. The next step is to develop and operate our first commercial scale reactor, followed by the development and construction of multiple facilities using our technology. We believe the successful commercialization of our technology should result in a significant number of opportunities to have our technology deployed in ultra clean synthetic fuel and chemical plants both domestically and internationally. We expect to have our technology deployed in projects which Rentech develops and owns, as well as projects in which Rentech is solely a technology licensor. We expect that successful commercialization of our technology will enable Rentech to significantly increase its market capitalization and result in a very substantial increase in revenues, assets, and business complexity. We also own an operating natural gas-based nitrogen fertilizer manufacturing plant in Illinois, which had record performance in fiscal 2008 as discussed below in paragraph 8 under the goals for senior management in 2008.
Key operational goals include: developing the pioneer commercial scale synthetic fuels and chemicals project using the Rentech Process (this project may be a standalone biomass fed plant, a fossil fed plant or a combination of both biomass and fossil feedstocks); producing fuels and chemicals that meet customer requirements at our PDU; entering into contracts for the sale of those products; maximizing the value from our nitrogen fertilizer plant in East Dubuque, Illinois through improved product mix and plant reliability; signing license agreements for the use of our technology; and securing the financing necessary for our first commercial scale reactor and then building our first commercial scale reactor.
We have focused on building an experienced management team that is capable of managing the Company through a period of growth in order to meet our goals. We believe it is important for us to maintain continuity in our senior management team during this period. We have made it a policy to hire executives who are not only highly qualified for their positions at our current size, but who also have the skills we believe to be necessary to perform their roles at the same high standard in a company that is significantly greater in size and complexity. We believe that the team we have assembled is capable of delivering on our goals.
In fiscal year 2007, we compared the pay levels of our executive positions to those in a selected group of peer companies set forth in more detail below. Our base salaries were at or near the median of our peers. Our target total cash compensation was above the peer group median by about 20%. Our long-term incentives were not tied as closely to the performance of the Company and shareholder returns as some in the peer group. As a result, during fiscal 2007 and fiscal 2008, we developed a new long term incentive plan designed to more closely align management’s compensation with the performance of the Company over the long term. The components of the long term incentive equity awards are described below.

We believe that in our marketplace for talent, our base salaries are competitive, because they are in line with the median of those paid by our peer companies. Our annual cash bonuses are structured to provide short term incentives that place a focus on specific, defined business objectives for the Company during the year. The majority of those objectives were achieved in 2008. Given the challenges that faced the industry and our Company in 2008, this performance against objectives was at least in line with and in some cases better than that of our peer companies. The Compensation Committee of our Board of Directors approved new long-term incentive awards in fiscal 2008 (the “LTI Awards”) that were structured to reward both absolute and relative stock performance. The LTI Awards place a strong emphasis on retention of talent and on both absolute stock price performance and stock price performance relative to that of our peer companies. The performance elements of the LTI Awards pay nothing for 25th percentile performance, but offer an opportunity for pay at the 75th percentile for performance at or above the 75th percentile, with a sliding scale for performance between those benchmarks.
Our philosophy is to provide a market-level salary for our executives with the opportunity to exceed market levels for total compensation if short- and long-term performance exceeds expectations. The total compensation package for fiscal year 2009 is expected to pay our executives at the median level of the market for average performance, with compensation approximating the 75th percentile of the market for exceptional performance.
Independent Compensation Consultant
In July 2007, the Compensation Committee retained an independent compensation consultant, Watson Wyatt Worldwide (“Watson Wyatt”), to assist it in evaluating our current executive compensation programs and in developing programs to meet our needs going forward. The Compensation Committee was responsible for selecting the consultant, determining the scope of all work done and negotiating and approving fees for such work. Management provided input on each of these items as requested by the Committee. Due to the nature and extent of the 2007 evaluation, a similar evaluation was not performed during fiscal 2008.
Peer Group Generation and Benchmarking Results
When the Company was assembling the current management team during the period 2005 through 2006, the Compensation Committee gathered information independently with the assistance of a compensation consultant, on executives in comparable positions in energy companies of between $100 million and $500 million in market capitalization. This information was used as a benchmark in making the original salary, incentive and equity awards to the current executive team as documented in their existing employment contracts. Mr. Morris does not have an employment contract, but a similar process was followed in his hiring and offer process.
In 2007, Watson Wyatt worked with the Compensation Committee and Rentech management to develop an updated group of peer companies to which Rentech’s current executive compensation programs could be compared. The list was created by evaluating companies (a) in the alternative energy and/or fertilizer industry and (b) with a market capitalization of about $500 million, slightly larger than our market capitalization at the time. We believe this is a group that represents the type of companies with whom we compete for executive talent and with whom we therefore want to be competitive in terms of compensation. The original peer group was constructed by Watson Wyatt. Rentech management reviewed the list and made a few suggested modifications, which were reviewed by Watson Wyatt. The final group of companies was submitted for review and approval to the Compensation Committee, and consisted of the following:
•	Aventine Renewable Energy

•	Headwaters, Inc.

•	Verasun Energy Corporation

•	MGP Ingredients, Inc.

•	Pacific Ethanol, Inc.

•	Energy Conversion Devices, Inc.

•	Fuel Tech, Inc.

•	Ballard Power Systems, Inc.

•	Evergreen Energy, Inc.

•	Fuelcell Energy, Inc.

•	Methanex Corporation

•	Terra Industries, Inc.
Methanex and Terra Industries were judged to be too large for proper comparison of compensation, and were removed from the analysis for the purposes of making judgments on compensation. However, these are considered good industry peers and are included in the peer group for comparisons of Company stock price performance. US Bioenergy Corporation was originally included in the peer list, however, it was acquired by Verasun Energy Corporation in fiscal 2008.

In mid-2007, data were gathered from these peer companies, as well as from published survey data from major compensation survey providers (including Watson Wyatt), on various elements of executive compensation including base salaries, total cash compensation, long-term incentives and total direct compensation.
Rentech’s base salaries were found to be at or near the median of the market data gathered, exceeding the 50th percentile of the data by 3% on average for our then named executive officers (“NEOs”). Our target total cash compensation was higher than the median of the market data, on average about 23% above the 50th percentile of market data gathered for our NEOs. We made stock option grants to our NEOs in July 2006 with a three year vesting schedule which were designed to cover the 15 month period until the end of fiscal year 2007. We made few other equity grants in fiscal 2007. A comparison of our long-term incentives (“LTIs”) and total direct compensation (base, bonus, and LTI), including annualized grant values from 2006 and part of sign-on equity, was generally between the 60th and 75th percentiles of the market. We concluded from this that the level of our total compensation was well positioned to attract and retain the type of management team that we believe is necessary to successfully implement our commercialization strategy. However, we also determined that the form of our long-term incentive grants could be improved by more closely aligning management’s compensation with the performance of the Company and the return to shareholders. To that end we have developed a new structure for our LTI awards that the Compensation Committee approved in fiscal 2008, that more closely aligns management’s long term compensation with returns to shareholders and provides additional incentives to perform better than our peer companies.
Core Components of Executive Compensation
Base Salary
Base salaries for the executive officers at Rentech were generally set during the hiring process for the executives in late 2005 and early 2006. The base salaries were again reviewed in early fiscal 2009. The Board considered data on executives in comparable positions at other publicly traded companies near our size within the energy industry when making offers to the current team of executives and the terms of these negotiations are documented in written employment contracts. Previously, each of these employment contracts provided for an automatic increase in base salary equal to the change in the Consumer Price Index for all Urban Consumers on a year-over-year, August to August, basis. Subsequent to the end of fiscal year 2008, the employment agreements were amended and restated, and the automatic increase in base salary based on the Consumer Price Index was replaced with a potential increase at the discretion of the Board of Directors. Salary increases effective October 2007 for fiscal year 2008 based on the change in the Consumer Price Index for Messrs. Ramsbottom, Kerr, Miller and Penning were 2.0%. Salary increases effective October 2008 for fiscal year 2009 based on the change in the Consumer Price Index for Messrs. Ramsbottom, Miller and Penning were 5.4%.
The Board may provide additional merit increases to the base salary of the Company’s executives at its discretion. During fiscal 2008, such increases included an 8.0% increase for Mr. Morris, reflecting his overall progression as a senior executive and the high quality of the legal work necessary in every function of the Company, including its construction of the PDU, the rapid implementation of the Senior Credit Agreement and the development activities for the Company’s proposed synthetic fuels facility near Natchez, Mississippi. Mr. Miller’s 5.0% increase was based on his lead role in completion of the PDU construction, and his dual roles as both Chief Operating Officer (“COO”) and interim Chief Financial Officer (“CFO”) during part of the year. Mr. Penning received a 3.0% increase for his leadership of the commercial activities of the Company. Subsequent to fiscal 2008, the Board approved an increase of 1.5% for Mr. Ramsbottom, reflecting the overall performance of the Company, his leadership in developing and promoting the rebranding of the Company through the development of the renewable energy strategy. In each case, the merit increases reflected the performance of each executive relative to our stated goals, combined with an assessment of the executive’s overall performance, teamwork, and a review of the relative pay among our executives compared to the value they contributed to the Company. In the case of Mr. Ramsbottom’s increase after fiscal year 2008 ended, the increase was constrained by the difficult economic environment facing the industry and the reduced expense budget implemented by the Company in late 2008.
Annual Bonus
Rentech maintains an annual incentive plan for its executive officers. Successful completion of the short-term objectives of the Company are critical in achieving the planned level of growth, but, given the stage of the Company’s development, are not yet necessarily reflected in traditional incentive plan targets such as financial growth metrics. The annual incentive plan is designed to reward our executives for successfully taking the immediate steps needed to implement our long-term strategy. The target bonus for the Chief Executive Officer (“CEO”) in his employment agreement is set at 100% of his base salary. The targets for the other NEOs in their employment agreements or arrangements are set at 50% of their respective base salaries. Dan Cohrs’ target bonus is set at 60% of his base salary. Our practice is to award target bonuses for average performance against goals. Bonuses may range from 0% of target in the case of poor performance to 200% of target in the case of outstanding performance, all at the discretion of the Compensation Committee.

In the beginning of each fiscal year, the CEO and other senior officers develop a series of broad objectives for the year. This plan is then reviewed by the Compensation Committee and the Board, which provides substantial input and revisions and sets the goals for the year. The decision on objectives is made by the Board. These goals are then widely distributed among eligible participants.
At the end of the year, the CEO develops a scorecard that summarizes performance for each of his direct reports compared to the goals set by the Board, with each goal ranked on a scale from zero (did not meet) to two (exceptional performance). This scorecard is reviewed by the Compensation Committee and the Board, and modified as appropriate in their discretion. Final bonus payments for the CEO and the other executives are determined based on Company performance on goals over which they exert some level of control, as determined by the CEO, the Compensation Committee and the Board. The bonuses may range from 0% of target to 200% of target depending on performance. The decision as to the level of executive bonuses is made by the Compensation Committee and the Board.
In fiscal 2008, we had the following goals and results:
1.	Goal: Develop an implementation plan to have an operational commercial reactor in 2010, either through project development or licensing.
Performance: We made substantial progress but performance against this goal was incomplete. We closed on the purchase of the land at the Natchez site in the second quarter of fiscal 2008, a critical step in the development of our first fossil feedstock facility. We have engaged an engineering firm to help us develop costs estimates for a commercial scale reactor. In addition, we made significant progress on securing sources of feedstock and a site for a renewable feedstock facility. We also continued negotiations for multiple licensing opportunities.
2.	Goal: Completion and successful operation of the Product Demonstration Unit in Colorado.
Performance: This goal was completed later than planned with operational results that exceeded expectations, but the cost exceeded the budget. The construction of the PDU was completed in the third quarter of fiscal 2008 and we successfully operated the PDU continuously for an initial run of nearly 800 hours, at or near its design capacity of 420 gallons per day. We produced thousands of gallons of ultra-clean synthetic fuels and specialty chemicals, all of which met or exceeded applicable specifications.
3.	Goal: Sign partnership and off-take agreements to support our Natchez project.
Performance: This goal was not achieved. We continue to have substantive discussions with a number of potential feedstock providers and potentially very large customers who could sign off-take agreements. The Compensation Committee recognized that the economic environment, including lower oil prices and capital markets disruptions, significantly hindered the achievement of this goal in 2008.
4.	Goal: Reposition our brand and increase awareness in the marketplace of the positive environmental impacts of our technology.
Performance: We believe we have successfully changed the perception of the Company from a view that Rentech’s technology is limited to coal-to-liquids applications to one that recognizes us as a synthetic fuels Company that could use a wide range of feed stocks including renewable feedstocks. We have successfully engaged with leading environmental organizations and government entities to educate them about the environmental benefits of our technology, and our plans to develop renewable feedstock plants.
5.	Goal: Continued strong safety record at our facilities—OSHA reportable accident rates less than 8 per 200,000 hours worked.
Performance: We significantly exceeded this goal. We completed fiscal 2008 with an OSHA recordable rate of just over 3.0 recordable incidents for every 200,000 hours worked at the Company’s facilities, which is significantly below the industry average for comparable operations. Also, during fiscal 2008, our East Dubuque Plant was recognized for the third consecutive year with the Safety Handling award from the Canadian National Railway Corporation.

6.	Goal: Certification of our product for use in the market.
Performance: This goal was accomplished. Rentech’s jet fuel product matches the aviation jet fuel specification issued by the U.S. Air Force and the diesel fuel product is already approved for use as an ultra-low-sulfur commercial diesel fuel by the Environmental Protection Agency.
7.	Goal: Continue the development of a renewable feedstock facility.
Performance: This goal was accomplished. We made significant progress on securing sources of feedstock and a site for a renewable feedstock facility.
8.	Goal: Certain specified financial performance levels at our nitrogen fertilizer plant.
Performance: This goal was significantly exceeded. During fiscal 2008, the East Dubuque Plant reached record levels for the volume of production and shipment of nitrogen fertilizer products and the efficiency of the operations was improved compared to its history. This operational performance, combined with record product pricing, resulted in the East Dubuque Plant generating approximately $212 million of revenue and $54 million of EBITDA during fiscal 2008.
The Compensation Committee considered both the Company’s performance against these goals, and individual contributions toward achieving the goals. The Committee then determined the maximum bonus amounts that may become payable to the NEOs.
For fiscal 2008, the proposed maximum bonuses as a percentage of the target bonuses were as follows: for Mr. Ramsbottom 100% of his target bonus, for Mr. Miller 80% of his target bonus, for Mr. Penning 65% of his target bonus, and for Mr. Morris 100% of his target bonus. Mr. Ramsbottom’s proposed maximum bonus reflected the overall performance of the Company as discussed above, and his significant individual contributions in repositioning the Company’s brand and the perception of the Company. Mr. Miller’s proposed maximum bonus reflected his role in completing the PDU construction, in serving temporarily as both COO and interim CFO, and in achieving record results at our fertilizer plant, as well as the fact that the PDU construction cost exceeded the budget and that PDU operations started later than planned. Mr. Penning’s proposed maximum bonus reflected his contributions to the partial achievement of our goals for development progress on both the Natchez and the biomass facility, and the certification of our fuels. Mr. Morris’s proposed maximum bonus reflected the high quality of the legal work necessary in every function of the Company, including its construction of the PDU, the rapid implementation of the Senior Credit Agreement and the development activities for the Natchez and biomass feedstock projects.
On February 12, 2009, we paid one-half of the proposed maximum bonuses related to fiscal 2008 in cash to the Company’s executive officers. We expect to determine both the timing and form of any additional payments of the proposed maximum bonuses as we monitor the performance and projected cash available to the Company over the coming months.
The specific goals for the Company in fiscal year 2009 are designed to move the implementation of the Company’s strategy to the next steps required to commercialize our technology. The Board believes that the 2009 goals are challenging, and that achieving all of them would constitute outstanding performance. Some of the goals set by the Board include proprietary information that, if disclosed, might create a competitive disadvantage or otherwise negatively affect the performance of Rentech in the marketplace. Therefore, some of the goals listed here redact certain information contained in the goals determined by the Board. The following is an overview of the goals.
1.	A continued strong safety record at our facilities with an OSHA recordable rate at or below a target rate.
2.
Financial performance expectations including a) specific targets for consolidated revenue, EBITDA and cash balances, b) compliance with debt covenants, and 3) remediation of material weaknesses reported in the Company’s Form 10-K for the fiscal year ended September 30, 2008.

3.	Successful operation of the PDU during 2009 that is within the approved budget and that meets or exceeds the validation criteria for products produced.

4.
For commercial development, the goals are a) completion of vendor cost estimates for a commercial scale reactor, and b) a commitment for a commercial scale reactor through Rentech development, a license agreement or the placement of a Rentech reactor at an existing site with syngas production.

5.	For renewable energy development, the goal is completion of specific actions as identified in the Company’s strategy.
6.
For technology development, the goals are a) completion of feasibility studies and development of implementation plans that will promote specific applications of the Company’s technology and b) significant enhancements to the productivity and efficiency of the Rentech Process.

Long-Term Incentive Equity Awards
Effective July 18, 2008, the Compensation Committee of the Board of Directors approved LTI Awards for a group of its officers including its named executive officers. The awards are comprised of performance shares and restricted stock units with a combination of performance vesting and time-based vesting provisions. The awards are intended to balance retention, equity ownership and performance. The goals for the performance share plan are expected to provide for maximum payout only if the Company has relative performance at or above the 75th percentile of other companies in the industry and a significant absolute share price increase. The performance-based elements of the plan are expected to provide for no payout at all for performance at or below the 25th percentile of the peer group and an absolute share price increase below a threshold. The performance metrics are based on absolute share price appreciation and total shareholder return in order to closely align the return to the Company’s shareholders with management compensation. The following are summary descriptions of the performance share awards:
•
Under the absolute share price target award, zero to 100 percent of the performance stock vests on April 1, 2011, with the final vesting amount dependent on the Company’s volume weighted average stock price falling within a share price target range. The Company’s share price must be greater than $2.00 per share for any shares to vest, and the amount of shares that vests increases pro-rata for a price greater than $2.00 up to a maximum vesting at $4.00.

•
Under the total shareholder return award, zero to 100 percent of the performance stock vests on April 1, 2011, with the final vesting amount dependent on the Company’s total shareholder return ranking relative to the total shareholder return for 12 identified companies in a peer group. The Company’s ranking must be greater than the 25th percentile for any shares to vest, and the amount of shares that vests increases pro-rata for a ranking greater than the 25th percentile up to a maximum vesting at the 75th percentile.

•	Both performance share awards are subject to the recipient’s continued employment with the Company, with vesting in a change of control and upon certain terminations without cause.
The LTI Awards also include a management stock purchase plan in which a portion of each participant’s cash bonus award was allocated to purchase vested restricted stock units (“RSU’s”) at the fair market value of the Company’s stock price on the date of grant. The Company then matched the participant’s purchase with an equal number of RSU’s that cliff vest on April 1, 2011, subject to the recipient’s continued employment with the Company.
The final portion of the equity awards vest over a three year period with one-third of the restricted stock units vesting on each of the first three anniversaries of April 1, 2008, subject to the recipient’s continued employment with the Company.
The Company issued a total of 2,182,000 performance shares and restricted stock units composed of the following:

Type of Award	Number of Awards
Time-vested awards	968,000
Absolute share price target awards	457,000
Total shareholder return awards	457,000
Management stock purchase plan awards	150,000
Company matching of management stock purchase plan awards	150,000

Total	2,182,000

Benefits and Perquisites
As part of the compensation package, Rentech provides its executives with a car allowance, a financial advisor as well as other benefits such as health insurance and a 401(k) matching program at levels comparable to those provided to employees at other levels in the organization. The Compensation Committee does not believe that perquisites should play an important role in the compensation of our executives, but also believes that the benefits described above are reasonable and in line with those provided to management level employees.
Employment Contracts
Rentech has entered into employment agreements with certain members of executive management. The industry in which we operate is very volatile and acquisitive, and we feel that these contracts provide our executive team with an adequate level of security in their roles in such an environment. As of September 30, 2008, Rentech had entered into employment agreements with Messrs. Ramsbottom, Miller and Penning. Subsequent to fiscal year end, we entered into an employment agreement with Mr. Cohrs and entered into amended and restated employment agreements for Messrs. Ramsbottom, Miller and Penning primarily for the purpose of causing such amended and restated agreements to comply with the requirements of Internal Revenue Code Section 409A. See the Summary Compensation Table and discussions below for more details on these agreements.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, the Compensation Committee determined that the Compensation Discussion and Analysis should be included in this report.
Michael F. Ray, Chairman
Halbert S. Washburn
Edward M. Stern
Compensation Committee Interlocks and Insider Participation
During fiscal year 2008, the following individuals served as members of the Compensation Committee: Michael F. Ray, Edward M. Stern, and Halbert S. Washburn. None of these individuals has ever served as an officer or employee of Rentech or any of its subsidiaries. No executive officer of Rentech has served as a director or member of the compensation committee of another entity at which an executive officer of such entity is also a director of Rentech.

Executive Compensation
The following table sets forth information concerning the compensation of Rentech’s NEO’s for fiscal years ended September 30, 2007 and September 20, 2008.
Summary Compensation Table

							Non-	Change in
							Equity	Pension
							Incentive	Value and
							Plan	Deferred	All Other
					Stock	Option	Compen-	Compen-	Compen-
Name and Principal		Salary	Bonus		Awards	Awards	sation	sation	sation	Total
Position	Year	($)	($) (1)		($) (2)	($) (2)	($)	($)	($) (3)	($)

D. Hunt Ramsbottom,	2008	$381,601	$206,500		$895,484	$204,536	—	—	$27,100	$1,715,221
Chief Executive Officer	2007	$384,100	$470,150		$742,500	—	—	—	$28,022	$1,624,772

I. Merrick Kerr,	2008	$261,210	—		$390,000	$49,089	—	—	$36,672	$736,971
Chief Financial Officer (4)	2007	$278,280	$162,900		$487,500	—	—	—	$38,398	$967,078

Douglas M. Miller,	2008	$312,874	$70,300		$658,834	$106,359	—	—	$38,699	$1,187,066
Executive Vice President of Renewable Energy Businesses	2007	$311,400	$103,200		$618,750	—	—	—	$33,803	$1,067,153

Richard T. Penning,	2008	$268,343	$47,675		$550,781	—	—	—	$37,821	$904,620
Executive Vice President of Commercial Affairs	2007	$188,727	$116,350	(5)	$364,260	—	—	—	$111,044	$780,381

Colin M. Morris,	2008	$210,757	$57,375		$258,163	$61,361	—	—	$28,847	$616,503
General Counsel	2007	$204,925	$127,500		$216,000	—	—	—	$26,661	$575,086

(1)
For fiscal 2008, the proposed maximum bonuses as a percentage of the target bonuses were as follows: for Mr. Ramsbottom 100% of his target bonus (up to $413,000), for Mr. Miller 80% of his target bonus (up to $140,600), for Mr. Penning 65% of his target bonus (up to $95,350), and for Mr. Morris 100% of his target bonus (up to $114,750). On February 12, 2009, we paid one-half of the proposed maximum bonuses related to fiscal 2008 in cash to the Company’s executive officers, which cash payments are reflected in the table above. We expect to determine both the timing and form of any additional payments of the proposed maximum bonuses as we monitor the performance and projected cash available to the Company over the coming months.

The fiscal 2007 bonus was awarded in December 2007 and was payable 80% in cash, with the remaining 20% being withheld to purchase shares of Rentech stock. For a further discussion, refer to the section entitled “Long-Term Incentive Equity Awards” above.

(2)
Amounts reflect the amounts recognized for financial statement reporting purposes in fiscal year 2007 and 2008, calculated in accordance with Statement of Financial Accounting Standards No. 123(R) Share-Based Payment (“SFAS No. 123(R)”). With respect to 2008, see Note 15-Accounting for Stock Based Compensation in Rentech’s 2008 Form 10-K, filed with the SEC on December 15, 2008, and with respect to 2007, see Note 15 — Accounting for Stock Based Compensation in Rentech’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, for an explanation of the valuation model assumptions used.

(3)
For 2008, all Other Compensation includes 401(k) matching contributions of $0, $11,478, $11,599, $11,321 and $5,922 for Messrs. Ramsbottom, Kerr, Miller, Penning and Morris, respectively. See the table titled “Perquisites” below for more information regarding Other Compensation for 2008. For 2007, all Other Compensation includes 401(k) matching contributions of $10,398, $14,553, and $1,661 for Messrs. Kerr, Miller, and Morris, and legal fee reimbursement of $5,798 for Mr. Penning related to his employment agreement. All Other Compensation for 2007 also includes perquisites valued at the aggregate incremental cost to Rentech, consisting of car allowance, relocation expenses, and financial and tax planning services paid by Rentech.

(4)
As required by Item 402(A)(3) of Regulation S-K, the table includes all individuals who acted in the capacity of Principal Financial Officer during the last completed fiscal year. Mr. Kerr served in the position of CFO from October 2007 to July 2008 and Mr. Miller served as interim CFO from July 2008 through September 2008. Subsequent to fiscal year end, Mr. Cohrs was appointed as the CFO in October 2008.

(5)	Amount includes a commencement bonus of $15,000. The commencement bonus was not subject to the apportionment described in the second paragraph of Note 1.

Perquisites

	Auto	Relocation	Financial &
Name	Allowance	Expenses	Tax Planning	Total
D. Hunt Ramsbottom	$11,500	—	$15,600	$27,100
I. Merrick Kerr	$9,594	—	$15,600	$25,194
Douglas M. Miller	$11,500	—	$15,600	$27,100
Richard T. Penning	$11,500	—	$15,000	$26,500
Colin M. Morris	$8,625	—	$14,300	$22,925
Grants of Plan-Based Awards
The following table sets forth information with respect to the NEOs concerning the grant of plan-based awards during the last fiscal year. All the plan-based awards were granted at the fair market value on the date of grant.

										All Other
									All Other	Option		Grant
			Estimated Future			Estimated Future			Stock	Awards:	Exercise or	Date
			Payouts Under			Payouts Under			Awards:	Number of	Base Price of	Closing	Grant
		Equity or	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number of	Securities	Option	Market	Date
	Grant	Non-Equity	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of Stock	Underlying	Awards	Price	Fair Value
Name	Date	Award	($)	($)	($)	(#)	(#)	(#)	or Units (#)	Options (#)	($ per Share)	Per Share	($) (1)	Notes

D. Hunt Ramsbottom	7/18/2008	Equity	—	—	—	—	—	—	57,687	—	$1.63	$1.63	$94,030	(2)
	7/18/2008	Equity	—	—	—	—	—	—	57,687	—	$1.63	$1.63	94,030	(3)
	7/18/2008	Equity	—	—	—	—	—	—	150,000	—	$1.63	$1.63	244,500	(4)
	7/18/2008	Equity	—	—	—	—	175,000	175,000	—	—	$0.82	$1.63	142,625	(5)
	7/18/2008	Equity	—	—	—	—	175,000	175,000	—	—	$1.63	$1.63	285,250	(6)

I. Merrick Kerr	—	—	—	—	—	—	—	—	—	—	—	—	—

Douglas M. Miller	7/18/2008	Equity	—	—	—	—	—	—	12,665	—	$1.63	$1.63	$20,644	(2)
	7/18/2008	Equity	—	—	—	—	—	—	12,665	—	$1.63	$1.63	20,644	(3)
	7/18/2008	Equity	—	—	—	—	—	—	59,500	—	$1.63	$1.63	96,985	(4)
	7/18/2008	Equity	—	—	—	—	55,250	55,250	—	—	$0.82	$1.63	45,029	(5)
	7/18/2008	Equity	—	—	—	—	55,250	55,250	—	—	$1.63	$1.63	90,058	(6)

Richard T. Penning	7/18/2008	Equity	—	—	—	—	—	—	12,436	—	$1.63	$1.63	$20,271	(2)
	7/18/2008	Equity	—	—	—	—	—	—	12,436	—	$1.63	$1.63	20,271	(3)
	7/18/2008	Equity	—	—	—	—	—	—	49,000	—	$1.63	$1.63	79,870	(4)
	7/18/2008	Equity	—	—	—	—	45,500	45,500	—	—	$0.82	$1.63	37,083	(5)
	7/18/2008	Equity	—	—	—	—	45,500	45,500	—	—	$1.63	$1.63	74,165	(6)

Colin M. Morris	7/18/2008	Equity	—	—	—	—	—	—	15,644	—	$1.63	$1.63	$25,500	(2)
	7/18/2008	Equity	—	—	—	—	—	—	15,644	—	$1.63	$1.63	25,500	(3)
	7/18/2008	Equity	—	—	—	—	—	—	49,000	—	$1.63	$1.63	79,870	(4)
	7/18/2008	Equity	—	—	—	—	45,500	45,500	—	—	$0.82	$1.63	37,083	(5)
	7/18/2008	Equity	—	—	—	—	45,500	45,500	—	—	$1.63	$1.63	74,165	(6)

(1)	See Note 15-Accounting for Stock Based Compensation in Rentech’s 2008 Form 10-K for an explanation of the valuation model assumptions used to value stock awards under SFAS No. 123(R).

(2)	Represents the grant of restricted stock units under the management stock purchase plan.

(3)	Represents the Company’s matching of the grant of restricted stock units under the management stock purchase plan.

(4)	Represents the LTI Award grant of restricted stock units that vest over time.

(5)
Represents the LTI Award grant of restricted stock units for absolute stock price performance agreement. The agreement’s threshold at the minimum is a volume weighted average price per share of $2.00 with a maximum volume weighted average price per share of $4.00. Though the agreement allows for a proportional payout for amounts in between, the target performance of 100% was established at the volume weighted average price of $4.00 per share. For valuation purposes under SFAS No. 123(R), the share price was reduced by 50% due to the uncertainty associated with future market price of the common stock.

(6)
Represents the LTI Award grant of restricted stock units for total shareholder return performance agreement. The agreement’s threshold at the minimum is the 25th percentile or less with a maximum at the 75th percentile or more. Though the agreement allows for a proportional payout for amounts in between, the target performance of 100% was established at the 75th percentile.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to the NEOs, concerning the outstanding equity awards as of September 30, 2008.

	Option Awards					Stock Awards
			Equity					Equity
			Incentive					Incentive	Equity Incentive
			Plan Awards:				Market	Plan Awards:	Plan Awards:
	Number of	Number of	Number of			Number	Value	Number of	Market or
	Securities	Securities	Securities			of Shares or	of Shares or	Unearned	Payout
	Underlying	Underlying	Underlying			Units of	Units of	Shares, Units	Value of Unearned
	Unexercised	Unexercised	Unexercised	Option		Stock	Stock	or	Shares, Units or
	Options	Options	Unearned	Exercise	Option	that have not	that have not	Other Rights	Other Rights
	(#)	(#)	Options	Price	Expiration	Vested	Vested	that have not	that have not
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($) (1)	Vested (#)	Vested ($)	Notes

D. Hunt Ramsbottom	166,667	83,333	—	$4.15	7/13/2016	—	—	—	—	(2)
	—	262,500	—	$1.82	12/31/2011	—	—	—	—	(3)
	—	—	787,500	$1.82	(4)	—	—	—	—	(4)
	—	—	—	—	—	150,000	$199,500	—	—	(5)
	—	—	—	—	—	57,687	$76,724	—	—	(6)
	—	—	—	—	—	150,000	$199,500	—	—	(7)
	—	—	—	—	—	—	—	175,000	—	(8)
	—	—	—	—	—	—	—	175,000	—	(9)
	2,082,500	—	—	$1.82	(13)					(13)

I. Merrick Kerr	50,000	—	—	$4.15	7/13/2016	—	—	—	—	(2)

Douglas M. Miller	86,667	43,333	—	$4.15	7/13/2016	—	—	—	—	(2)
	—	—	—	—	—	125,000	$166,250	—	—	(10)
	—	—	—	—	—	12,665	$16,844	—	—	(6)
	—	—	—	—	—	59,500	$79,135	—	—	(7)
	—	—	—	—	—	—	—	55,250	—	(8)
	—	—	—	—	—	—	—	55,250	—	(9)

Richard T. Penning	—	—	—	—	—	183,333	$243,833	—	—	(11)
	—	—	—	—	—	12,436	$16,540	—	—	(6)
	—	—	—	—	—	49,000	$65,170	—	—	(7)
	—	—	—	—	—	—	—	45,500	—	(8)
	—	—	—	—	—	—	—	45,500	—	(9)

Colin M. Morris	50,000	25,000	—	$4.15	7/13/2016	—	—	—	—	(2)
	—	—	—	—	—	50,000	$66,500	—	—	(12)
	—	—	—	—	—	15,644	$20,807	—	—	(6)
	—	—	—	—	—	49,000	$65,170	—	—	(7)
	—	—	—	—	—	—	—	45,500	—	(8)
	—	—	—	—	—	—	—	45,500	—	(9)

(1)	Calculated based on the $1.33 closing price of Rentech’s common stock on September 30, 2008.

(2)
Represents an option award granted on July 14, 2006. For continuing employees, the grant vests in three equal annual installments starting on the first anniversary of the grant date and the award will be fully vested on July 14, 2009. Mr. Kerr, who voluntarily terminated his employment with the Company during fiscal 2008, forfeited 25,000 unvested shares.

(3)
Represents a warrant granted in fiscal 2005 to East Cliff Advisors, LLC, an entity affiliated with Mr. Ramsbottom. This warrant was subsequently assigned to a third party. The warrant will vest when Rentech’s stock price reaches $5.25 or higher for twelve consecutive trading days.

(4)
Represents a warrant granted in 2005 and held by East Cliff Advisors, LLC, an entity affiliated with Mr. Ramsbottom. Half of the warrant will vest upon the sooner of Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days or December 31, 2011 as long as Mr. Ramsbottom is still an employee of the Company. The expiration date for this half of the warrant has been extended to December 31, 2012. The other half of the warrant will vest upon Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days and the expiration date for this half of the warrant has been extended to the earlier of 90 days after Mr. Ramsbottom ceases to be employed by the Company or December 31, 2011.

(5)	Represents a restricted stock unit award which will vest in one remaining annual installment on December 15, 2008.

(6)	Represents the Company match of restricted stock units awarded under the management stock purchase plan on July 18, 2008 which will cliff vest on April 1, 2011.

(7)	Represents the LTI Award grant of restricted stock units that vest in equal annual installments on April 1, 2009, April 1, 2010 and April 1, 2011.

(8)
Represents the LTI Award grant of restricted stock units for absolute stock price performance. No vesting occurs before the volume weighted average price per share reaches the minimum level under the plan of $2.00.

(9)	Represents the LTI Award grant of restricted stock units for total shareholder return performance. The award under the plan will be determined after the measurement date of April 1, 2011.

(10)	Represents a restricted stock unit award which will vest in one remaining annual installment on January 20, 2009.

(11)	Represents a restricted stock unit award which will vest in two equal annual installments on January 15, 2009 and January 15, 2010.

(12)	Represents a restricted stock unit award which will vest in one remaining annual installment on June 5, 2009.

(13)
Represents a warrant granted in 2005 and held by East Cliff Advisors, LLC, an entity affiliated with Mr. Ramsbottom. This is a fully vested warrant to purchase 2,082,500 shares of common stock of the Company. The expiration date for this warrant is the earlier of 90 days after Mr. Ramsbottom ceases to be employed by the Company or December 31, 2011.

Option Exercises and Stock Vested
The following table sets forth information with respect to the NEOs concerning the option exercises and stock vested during the fiscal year ended September 30, 2008.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized	Shares Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($) (1)
D. Hunt Ramsbottom	—	—	207,687	$358,030
I. Merrick Kerr	—	—	108,333	$150,583
Douglas M. Miller	—	—	137,665	$185,644
Richard T. Penning	—	—	104,103	$156,855
Colin M. Morris	—	—	65,644	$122,000

(1)
Value Realized on Vesting represents the amount equal to the closing market price of the shares on the date of vesting multiplied by the number of shares that vested pursuant to restricted stock units.

Potential Payments upon Termination or Change-in-Control
The employment agreements of Messrs. Ramsbottom, Cohrs, Miller and Penning provide for severance payments upon termination without cause, non-renewal of the executive’s employment agreement and the executive’s resignation for good reason. The employment agreements also provide for payments upon a termination without cause and executive’s resignation for good reason or upon a change in control at the Company. In addition, the restricted stock unit agreements of Messrs. Ramsbottom, Cohrs, Miller, Penning and Morris provide for accelerated vesting upon the occurrence of the same events. In the event that any severance payments to Messrs. Ramsbottom, Cohrs, Miller and Penning are subject to federal excise taxes under the “golden parachute” provisions of the tax code, Rentech is required to pay the executives a gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes. No severance payments or accelerated vesting events are provided if a NEO is terminated for cause or resigns without good reason, or upon an executive’s death or disability.
The potential payouts and vesting amounts that each of Messrs. Ramsbottom, Miller, Penning and Morris would receive upon one of the qualifying termination or change in control events described above, assuming such event occurred on September 30, 2008, are set forth in the tables below. The amounts include the fair value of accelerated restricted stock unit awards valued as of September 30, 2008. Mr. Kerr is not included in the following tables because he resigned from the Company in July 2008.

Termination Without Cause or for Non-Renewal or Resignation for Good Reason as of September 30, 2008

	Cash	Acceleration	Medical
	Severance	of Restricted	Benefits
Name	Payments	Stock Units	Payments	Gross-up	Total
D. Hunt Ramsbottom (1)	$1,167,700	$409,224	$16,200	—	$1,593,124
Douglas M. Miller (2)	$500,250	$238,511	$16,200	—	$754,961
Richard T. Penning (3)	$417,600	$341,651	$16,200	—	$775,451
Colin M. Morris (4)	—	$109,474	—	—	$109,474

(1)
Mr. Ramsbottom’s cash severance payments would equal the sum of (a) two times his annual base salary paid over the one year period after his termination date and (b) a target bonus equal to his annual base salary paid on the date when executive bonuses are paid for the fiscal year in which the termination takes place. Mr. Ramsbottom’s medical benefits would be paid by the Company for 18 months and his restricted stock units scheduled to vest over the next 24 months would accelerate and vest upon termination.

(2)
Mr. Miller’s cash severance payments would equal the sum of (a) his annual base salary paid over the one year period after executive’s termination date and (b) a target bonus equal to 50% of his annual base salary paid on the date when executive bonuses are paid for the fiscal year in which the termination takes place. Mr. Miller’s medical benefits would be paid by the Company for 18 months and his restricted stock units scheduled to vest over the next 18 months would accelerate and vest upon termination.

(3)
Mr. Penning’s cash severance payments would equal the sum of (a) his annual base salary paid over the one year period after his termination date and (b) a target bonus equal to 50% of his annual base salary paid on the date when executive bonuses are paid for the fiscal year in which the termination takes place. Mr. Penning’s medical benefits would be paid by the Company for 18 months and his restricted stock units scheduled to vest over the next 18 months would accelerate and vest upon termination.

(4)	Mr. Morris’s restricted stock units scheduled to vest over the next 18 months would accelerate and vest upon termination.
Termination Without Cause upon a Change in Control as of September 30, 2008

	Cash	Acceleration	Medical
	Severance	of Restricted	Benefits
Name	Payments	Stock Units	Payments	Gross-up	Total
D. Hunt Ramsbottom (1)	$1,188,900	$941,224	—	—	$2,130,124
Douglas M. Miller (2)	$500,250	$496,309	—	—	$996,559
Richard T. Penning (2)	$417,600	$625,236	—	—	$1,042,836
Colin M. Morris (3)	—	$274,837	—	—	$274,837

(1)
Mr. Ramsbottom’s cash severance payments would equal the sum of (a) two times his annual base salary and (b) the higher of (i) his target bonus equal to his annual base salary or (ii) his prior year’s actual bonus. The cash severance payments would be due within ten business days of his termination. All of Mr. Ramsbottom’s restricted stock units would accelerate and vest upon termination.

(2)
The executive’s cash severance payments would equal the sum of (a) executive’s annual base salary and (b) the higher of (i) executive’s target bonus equal to 50% of his annual base salary or (ii) executive’s prior year’s actual bonus. The cash severance payments would be due within ten business days of executive’s termination. All of executive’s restricted stock units would accelerate and vest upon termination.

(3)	All of Mr. Morris’s restricted stock units would accelerate and vest upon termination.

Director Compensation
The following table sets forth information with respect to the directors, concerning director compensation as of the end of the last fiscal year, as prescribed by the SEC guidelines, on a GAAP basis. These amounts combine both compensation earned and paid in fiscal 2008 with compensation awarded or earned relative to prior years, but expensed this year.

						Change in Pension
	Fees				Non-Equity	Value and
	Earned or				Incentive	Nonqualified
	Paid in	Stock	Option		Plan	Deferred	All Other
	Cash	Awards	Awards		Compensation	Compensation	Compensation	Total
Name	($)	($) (1)	($) (1)		($)	Earnings	($)	($)
Michael S. Burke	$35,000	$36,292	$12,808		—	—	—	$84,100	(4)
Michael F. Ray	$31,500	$36,292	$12,808		—	—	—	$80,600	(4)
Ronald M. Sega	$17,800	$18,348	$18,056	(2)	—	—	—	$54,204	(4)
Edward M. Stern	$29,300	$36,292	$12,808		—	—	—	$78,400	(4)
Erich W. Tiepel (3)	$15,400	$17,944	$7,636		—	—	—	$40,980	(4)
Halbert S. Washburn	$28,000	$36,292	$12,808		—	—	—	$77,100	(4)
Dennis L. Yakobson	$35,000	$36,292	$12,808		—	—	—	$84,100	(4)

(1)
The amounts include the fair value of options granted to the individual upon their appointment to service on the Board. The amounts reflect the amounts recognized for financial statement reporting purposes in fiscal year 2008, calculated in accordance with SFAS No. 123(R). See Note 15-Accounting for Stock Based Compensation in Rentech’s 2008 Form 10-K for an explanation of the valuation model assumptions used.

(2)	The amounts include the fair value of options granted to the individual upon their appointment to service on the Board.

(3)	Dr. Tiepel resigned from the Board of Directors on April 18, 2008.

(4)	The aggregate number of stock awards and the aggregated number of option awards outstanding as of September 30, 2008 for directors are:

	Unvested	Unexercised
	Stock	Option
Director	Awards	Awards
Michael S. Burke	14,400	50,000
Michael F. Ray	14,400	85,000
Ronald M. Sega	14,400	35,000
Edward M. Stern	14,400	50,000
Erich W. Tiepel	—	30,000
Halbert S. Washburn	14,400	65,000
Dennis L. Yakobson	14,400	45,000	(a)

(a)	Excluded from the aggregate number of option awards outstanding are 510,000 options awarded in fiscal 2005 pursuant to Mr. Yakobson’s employment termination agreement.
Directors who are employees of Rentech do not receive additional compensation for their services. Effective April 2006, the compensation plan for nonemployee directors provides for an annual retainer of $20,000 to be paid in $5,000 quarterly increments to each outside director. Additional cash compensation is provided for participation in committees of the Board, up to a maximum of $15,000 per year for all committee work. The Chairman of the Board and the Chairman of the Audit Committee receive $15,000 per year; the Chairman of the Compensation and the Chairman of the Nominating Committee receives $7,500 per year; and regular committee members receive $4,000 per year. Directors are reimbursed for reasonable out-of-pocket expenses incurred in their capacity as directors. No additional cash fees are paid to directors for attendance at Board or committee meetings.
Each new nonemployee member of the Board is granted a five-year, fully-vested option to purchase 20,000 shares of the Company’s common stock at the fair market value of the Company’s common stock on the date of grant, as determined in accordance with the Company’s 2006 Incentive Award Plan (the “Incentive Plan”). Each outside director serving immediately following the Company’s annual meeting of shareholders shall also be granted the number of shares of restricted Company common stock obtained by dividing $40,000 by the fair market value of the Company’s common stock on the date of grant, as determined in accordance with the Incentive Plan, rounded up to the nearest 100 shares. The restricted stock awards will vest in four equal installments on the last day of each of the Company’s first four fiscal quarters following the date of grant, subject to the director’s continued Board service through each such date. Each nonemployee director serving immediately following the Company’s annual meeting of shareholders shall also be granted a stock option with a six-year term to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, determined in accordance with the Incentive Plan. The stock option will vest in a single installment on the one year anniversary of the date of grant, subject to the director’s continued Board service through such date.

Employment Contracts
Executive officers generally are elected at the annual director meeting immediately following the annual shareholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment our best interests will be served thereby, without prejudice to contractual rights, if any, of the person so removed.
As of September 30, 2008, we had entered into employment agreements with certain of our named executive officers including, Messrs. Rambsbottom, Miller and Penning. Subsequent to September 30, 2008, we entered into an employment agreement with Mr. Cohrs and amended and restated employment agreements with Messrs. Rambsbottom, Miller and Penning primarily for the purpose of causing the amended and restated agreements to comply with the requirements of Internal Revenue Code Section 409A. In addition, during fiscal 2008, we had an employment agreement with Mr. Kerr which terminated upon his departure from the Company in July 2008. These employment agreements are described below.
D. Hunt Ramsbottom
Mr. Ramsbottom’s employment agreement continues through December 31, 2011, subject to automatic one-year renewals, and provides for a current base salary of $419,000 per year (subject to increase) and a bonus opportunity targeted at 100% of base salary (with actual bonus eligibility ranging from 0 — 200% of base salary). Upon a termination of Mr. Ramsbottom’s employment without “cause” or upon a resignation for “good reason” (each as defined in his employment agreement) or due to a non-renewal of his employment term by the Company, Mr. Ramsbottom is entitled to receive an amount equal to three times his base salary, payable over two years, in addition to Company-paid continuation health benefits for up to eighteen months, provided that he signs a release of claims against the Company. If Mr. Ramsbottom’s employment terminates without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his then-current base salary, the cash severance will equal twice his base salary plus the amount of his prior year annual bonus (instead of three times his base salary).
Douglas M. Miller
Mr. Miller’s employment agreement continues through January 20, 2010, subject to automatic one-year renewals, and provides for a current base salary of $351,500 per year (subject to increase) and a bonus opportunity targeted at 50% of base salary (with actual bonus eligibility ranging from 0 — 100% of base salary). Upon a termination of Mr. Miller’s employment without “cause” or with “good reason” (each as defined in his employment agreement), Mr. Miller is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to Company-paid continuation health benefits for up to eighteen months, accelerated vesting of certain restricted stock units and payment of his target bonus, provided that he signs a release of claims against the Company. If Mr. Miller’s employment terminates without “cause,” or upon a resignation for “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his target bonus, the prior year’s actual bonus will be substituted for the target bonus. If Mr. Miller’s employment terminates due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Miller is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to which he may receive payment of a discretionary bonus.
Richard T. Penning
Mr. Penning’s employment agreement continues through January 15, 2010, subject to automatic one-year renewals, and provides for a current base salary of $293,400 per year (subject to increase) and a bonus opportunity targeted at 50% of base salary (with actual bonus eligibility ranging from 0 — 100% of base salary). Upon a termination of Mr. Penning’s employment without “cause” or with “good reason” (each as defined in his employment agreement), Mr. Penning is entitled to receive an amount equal to one times his base salary plus up to an additional $60,000 in connection with certain relocation expenses, each payable over one year, in addition to Company-paid continuation health benefits for up to eighteen months and payment of his target bonus, provided that he signs a release of claims against the Company. If Mr. Penning’s employment terminates without “cause,” upon a resignation for “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his target bonus, the prior year’s actual bonus will be substituted for the target bonus. If Mr. Penning’s employment terminates due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Penning is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to which he may receive payment of a discretionary bonus.

Dan J. Cohrs
Mr. Cohrs’ employment agreement continues through October 22, 2011, subject to automatic one-year renewals, and provides for a current base salary of $300,000 per year (subject to increase) and a bonus opportunity targeted at 60% of base salary (with actual bonus eligibility ranging from 0 — 120% of base salary). Under Mr. Cohrs’ employment agreement, Mr. Cohrs was granted 325,000 restricted stock units (vesting in annual increments over three years) and 110,500 performance shares which vest subject to the attainment of specified performance objectives. Mr. Cohrs’ employment agreement also provides for a one-time commencement payment of $25,000. Upon a termination of Mr. Cohrs’ employment without “cause” or upon a resignation for “good reason” (each as defined in his employment agreement), Mr. Cohrs is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to payment of his target bonus and Company-paid continuation health benefits for up to eighteen months, provided that he signs a release of claims against the Company. If Mr. Cohrs’ employment terminates without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his target bonus, the prior year’s actual bonus will be substituted for the target bonus. If Mr. Cohrs employment terminates due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Cohrs is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to which he may receive payment of a discretionary bonus.
The employment agreements entitle the executives to a “gross-up” payment from the Company equal to any excise taxes that the executive incurs under Internal Revenue Code Section 280G (and any taxes on such gross-up payment) in connection with a change in control of the Company. The agreements also provide in addition to customary health, welfare, retirement and vacation benefits and certain other perquisites and contain customary confidentiality and other restrictive covenants. Each of the executives covered by an employment agreement has also executed a corporate confidentiality and proprietary rights agreement. Though not addressed in the employment agreements, each of the NEOs (including Mr. Morris) is entitled to accelerated vesting of certain equity awards in the event of a change in control of the Company.
I. Merrick Kerr
On May 11, 2006, we entered into an employment agreement dated May 15, 2006 with I. Merrick Kerr to serve as Chief Financial Officer and Executive Vice President of Rentech. The term of the employment agreement was for three years from May 15, 2006, subject to automatic renewal unless we or Mr. Kerr gave prior notice. The agreement provided for base compensation of $265,000 per year, subject to annual cost of living adjustments and discretionary increases, provided Mr. Kerr with the opportunity to earn an annual cash bonus, and provided for his participation in our standard benefit programs and the reimbursement of reasonable business expenses. Also in connection with the agreement, we agreed to grant Mr. Kerr 325,000 restricted stock units that were to be settled in shares of common stock of Rentech. These restricted stock units were to vest ratably over a three-year period on each of annual anniversary his vesting commencement date. Mr. Kerr voluntarily terminated his employment with the Company on July 13, 2008 and thereby terminated his employment agreement. As a result of the voluntary termination, Mr. Kerr forfeited his unvested equity awards of 25,000 options and 147,700 restricted stock units.
401(k) Plan
We have a 401(k) plan. Employees who are at least 18 years of age are eligible to participate in the plan and share in the employer matching contribution. The employer is currently matching 75% of the first 6% of the participant’s salary deferrals. All participants who have completed 1,000 hours of service and who are employed on the last day of the plan year are eligible to share in the non-matching employer contributions. Employer matching and non-matching contributions vest immediately in years in which the plan is not top-heavy. During years in which the plan is top-heavy, employer matching and non-matching contributions vest 100% after three years of service. We contributed $818,000, $637,000 and $348,000 to the plan for the years ended September 30, 2008, 2007, and 2006.

Audit Committee and Audit Committee Financial Expert
The Board of Directors has a standing Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the Securities and Exchange Commission and the NYSE Alternext US Exchange.
The charter of our Audit Committee is available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board of Directors regularly reviews developments in corporate governance and modifies the charter as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to the website.
The Audit Committee of the Board of Directors has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope, and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board of Directors.
The Audit Committee currently consists of Mr. Burke, Mr. Ray, and Mr. Washburn. The Board of Directors has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.
Audit Committee Report
The Audit Committee of the Board of Directors is composed entirely of independent directors, as independence is defined by the listing standards of the NYSE Alternext US Exchange and the rules of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors with overseeing the accounting and financial reporting processes of Rentech and the audits of the financial statements of Rentech.
In fulfilling its responsibilities during the past fiscal year, the committee:
•
Discussed with the independent accountants, among other issues, the matters to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight board in Rule 3200T;

•
Received the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountants their independence;

•	Discussed the overall audit process and reviewed related reports;

•	Involved the independent accountants in the committee’s review of Rentech’s financial statements and related reports with management as well as management’s assessment of internal controls;

•	Provided independent accountants the full access to the committee and the Board, to report on appropriate matters;

•	Discussed with the independent accountants matters required to be reviewed by generally accepted auditing standards;

•	Assessed the competence and qualification of Ehrhardt Keefe Steiner & Hottman P.C. to serve as Rentech’s auditors; and

•	Reviewed and discussed the audited financial statements with Rentech’s management.
In addition, the committee considered the quality and adequacy of Rentech’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee determined appropriate.
Based on these reviews and discussions, the committee recommended to the Board of Directors, and the Board has approved, the annual report on Form 10-K for the fiscal year ended September 30, 2008. Subsequent to such recommendation, the Board has approved inclusion of the audited financial statements in the annual report on Form 10-K for filing with the Securities and Exchange Commission.

The report and opinion of Ehrhardt Keefe Steiner & Hottman P.C. are filed separately in Rentech’s annual report on Form 10-K for the fiscal year ended September 30, 2008, and should be read in conjunction with the information contained in this section of the proxy statement and the review of the audited financial statements.
AUDIT COMMITTEE

Michael S. Burke, Chairman
Michael F. Ray
Halbert S. Washburn
In accordance with the rules and regulations of the SEC, neither the report of the Audit Committee nor the report of the Compensation Committee appearing in this proxy statement will be deemed to be soliciting material or to be filed with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.
Nominating Committee and Shareholder Communications
The Nominating Committee currently consists of Ronald M. Sega and Edward M. Stern. The Nominating Committee’s primary duty is to make recommendations to the Board of Directors regarding composition of the Board of Directors, recruitment of new directors, and performance of the Board. The committee’s policy is to identify and consider candidates for election as directors, including candidates recommended by our security holders. To submit recommendations to the Board of Directors with suggestions for election, or to send communications to the Board about other corporate matters, security holders may write to the Chairman of the Board or to any one or more individual directors at our address given on the first page of this proxy statement.
In considering suggestions for nominations, the committee will review the composition of the Board of Directors in relation to the efforts of Rentech to maintain effective corporate governance practices. The committee will consider Rentech’s business plan, the perspective of its security holders, and applicable regulations regarding the duties and qualifications of directors. In consultation with the Chairman of the Board, the committee will evaluate candidates against the qualifications that the committee expects to develop, conduct appropriate verifications of the background of candidates, interview selected candidates, identify potential conflicts of interest, and present the candidates who have been suggested to the full Board of Directors, with the committee’s recommendations for nominations. To be considered by the Nominating Committee, suggestions by security holders must be submitted before Rentech’s fiscal year-end, and must be accompanied by a description of the qualifications of the proposed candidate and a written statement by the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. The committee may require that the proposed nominee furnish other information as it may reasonably request to assist in determining the qualifications of the proposed nominee to serve as a director. This restriction on eligibility is removed after the action or proceeding is finally resolved.
The Nominating Committee requires all candidates to complete a Prospective Director Questionnaire, provide a current curriculum vitae, and satisfy a credit and background check. In addition, the committee will conduct telephone and in-person meetings with all candidates. Factors the committee considers vital for all candidates include industry experience, management experience, and public company experience.
Stock Performance Chart
The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock from October 2003 to the end of the fiscal year ended September 30, 2008 with the cumulative total return on the AMEX Composite Index and a customized peer group of six companies that includes: Evergreen Energy Inc., Fuel Tech, Inc., Headwaters, Inc., Pacific Ethanol, Inc., Syntroleum Corporation and Verasun Energy Corporation. The comparison assumes $100 was invested on September 30, 2003 in Rentech’s common stock and in the AMEX Composite Index, or the peer group, and assumes dividends, if any, were reinvested. The AMEX was recently renamed the NYSE Alternext US Exchange, but due to the historical nature of the data we refer to the index as the AMEX Composite Index.

Rentech is using the peer group index as a comparison for its cumulative shareholder return because Rentech believes that the selected companies are more comparable to Rentech than published indices. The peer group is made up of companies that engage in the development of lower emission fuel technologies and related businesses as a significant element of their overall business, although not all of the companies included in the peer group participate in all of the lines of business in which Rentech is engaged and some of the companies included in the peer group also engage in lines of business in which Rentech does not participate. In addition, the market capitalizations of many of the companies included in the peer group index are different from Rentech’s.
Total Return Analysis

	9/30/2003	9/30/2004	9/30/2005	9/30/2006	9/30/2007	9/30/2008

Rentech, Inc.	100.00	136.36	383.33	701.52	327.27	201.52
AMEX Composite	100.00	128.14	185.59	204.18	256.79	198.80
Peer Group	100.00	173.03	282.40	184.47	124.85	62.44
Certain Relationships and Related Party Transactions
Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the audit committee must review the material facts of any such transaction and approve that transaction on a case by case basis.
On August 5, 2005, Rentech entered into a Management Consulting Agreement with Management Resource Center, Inc., a California corporation (“MRC”), of which D. Hunt Ramsbottom was a partner and the principal on the account. Pursuant to the terms of the agreement, Mr. Ramsbottom would provide various management consulting services to Rentech. In August 2005, Mr. Ramsbottom exercised his right to assign the agreement to East Cliff Advisors, LLC (“East Cliff”), an entity controlled by Mr. Ramsbottom. As part of the consideration under the agreement, Rentech issued East Cliff a warrant to purchase Rentech common stock. In August 2006, East Cliff notified Rentech that a portion of the warrant had been assigned to a third party. Following the assignment, East Cliff now holds a fully-vested warrant to purchase 2,082,500 shares of Rentech common stock and a warrant to purchase 787,500 shares. In January 2009, the vesting terms and expiration of these warrants were amended. As amended, with respect to the warrant for 787,500 shares, half of these warrants will vest upon the earlier of Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days or December 31, 2011 as long as Mr. Ramsbottom is still an employee of the Company. The expiration date for this half of the warrants has been extended to December 31, 2012. The other 393,750 warrants will vest upon Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days, but their expiration date, and the expiration date of the original vested 2,082,500 warrants, has been extended to the earlier of 90 days after Mr. Ramsbottom ceases to be employed by the Company or December 31, 2011. The exercise price of each of the warrants remains at $1.82 per share.

Code of Ethics
Rentech has adopted a code of business conduct and ethics that applies to Rentech’s directors, officers and employees. This code includes a special section entitled “Business Conduct and Ethics for Senior Financial Officers” which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of ethics was filed as an exhibit to Rentech’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and is available on the Corporate Governance Section of our website at www.rentechinc.com. Our website address referenced above is not intended to be an active hyperlink, and the contents of our website shall not be deemed to be incorporated herein.
Independent Certified Public Accountants
The Board of Directors selected Ehrhardt Keefe Steiner & Hottman P.C. as our independent certified public accountants for fiscal year 2009. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.
A representative of Ehrhardt Keefe Steiner & Hottman P.C. is expected to be present at the annual meeting of shareholders to answer appropriate questions and will be afforded an opportunity to make a statement regarding the financial statements.
Principal Accountant Fees and Services
Audit Fees
The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for the audit of Rentech’s consolidated financial statements for the fiscal year ended September 30, 2008 and 2007, and for the audit of management’s assessment of internal controls, and for reviews of the financial statements included in Rentech’s quarterly reports on Form 10-Q, assistance with Securities Act filings and related matters, consents issued in connection with SEC filings, and consultations on financial accounting and reporting standards arising during the course of the audit for those fiscal years were $747,400 and $783,200, respectively.
Audit-Related Fees
Audit related fees include billings for assurance and related services that are reasonably related to the performance of the audit or review of Rentech’s financial statements, and are not reported as Audit Fees. Such fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for the fiscal years ended September 30, 2008 and 2007 were $26,200 and $44,200, respectively.
Tax Fees
The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for tax compliance, tax advice, and tax planning for the both fiscal years ended September 30, 2008 and 2007 were $0.
All Other Fees
There were no other fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for services rendered to Rentech other than the services described above.
The Audit Committee’s policy as to all engagements of the principal accountants is to collect detailed information before the engagement is made about the specific services that would be provided. With that information and related information, the committee decides whether, in its judgment, the independence of the principal accountant would be impaired by the proposed engagement. If so, the committee’s policy is to reject the proposed engagement. If not, the Audit Committee will accept the engagement letter but its policy is to pre-approve any services to be provided that are not covered by the engagement letter.

ADOPTION OF THE 2009 INCENTIVE AWARD PLAN
(Proxy Item 2)
The Board is recommending that stockholders approve the 2009 Incentive Award Plan (the “Award Plan”) at the annual meeting. The Award Plan is integral to the Company’s compensation strategies and programs. The Board believes that the Award Plan provides the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for achievement of the Company’s success.
General
The purpose of the Award Plan is to promote the success and enhance the value of Rentech by linking the personal interests of participants to those of our shareholders and by providing participants with an incentive for outstanding performance.
The Award Plan provides for the grant to eligible individuals of stock options (including both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and cash and equity performance-based awards. A summary of the principal provisions of the Award Plan is set forth below. The summary is qualified by reference to the full text of the Award Plan, which is attached hereto as Appendix A.
Administration
The Award Plan is administered by the Board. The Board, at its discretion or as otherwise necessary to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), may delegate to a committee of the Board (the “Committee”) the authority to grant or amend awards to participants other than senior executives of Rentech who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Code. The Committee consists of two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” under the rules of the NYSE Alternext US. The Board may at any time exercise all powers of the Committee other than those powers that are required, under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, to be exercised solely by the Committee.
Except as indicated above with respect to certain senior executives, the Committee has the exclusive authority to administer the Award Plan including, subject to the terms of the Award Plan and all applicable law, the power to determine eligibility, the types and sizes of awards, the price and timing of awards, any applicable vesting requirements or restrictions, and the acceleration or waiver of any such vesting requirements or restrictions, provided that the Committee does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.
Eligibility
Persons eligible to participate in the Award Plan include employees, consultants, and independent directors of Rentech and its subsidiaries, as determined by the Committee, except that Rentech’s current Chief Executive Officer is not eligible to receive awards under the Award Plan for so long as he remains Chief Executive Officer of Rentech.
Limitation on Awards and Shares Available
The aggregate number of shares of common stock which may be issued pursuant to awards under the Award Plan is 9,500,000 shares (subject to adjustment to reflect certain changes in Rentech’s capital structure, described below). The payment of dividend equivalents in conjunction with outstanding awards are counted against the shares available for issuance under the Award Plan. The shares of common stock covered by the Award Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires, or lapses for any reason, any shares subject to the award may be used again for new grants under the Award Plan; however, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations arising in connection with any awards may not be used for subsequent grants under the Award Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Rentech or any of its subsidiaries will not be counted against the shares available for issuance under the Award Plan.

The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the Award Plan during any rolling three calendar-year period is 4,000,000 shares, and the maximum amount that may be paid in cash under the Award Plan during any calendar year with respect to any performance-based award is $2,000,000. As of March 10, 2009, the closing price of the common stock on the NYSE Alternext US was $.58 per share.
Awards
The Award Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. Awards other than options and stock appreciation rights must be subject to vesting over a period of not less than three years (or, in the case of vesting based upon the attainment of performance-based objectives, over a period of not less than one year) following the date the award is made, to the extent that such awards result in the issuance of an aggregate of more than 5% of the shares of Rentech common stock available for issuance under the Award Plan.
Stock Options
Both incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Award Plan. The option exercise price of all stock options granted pursuant to the Award Plan will not be less than 100% of fair market value of our common stock on the date of grant and, in the case of incentive stock options granted to individuals owning stock possessing more than 10% of the total combined voting power of all classes of Rentech stock, (“10% Holders”) the option exercise price will not be less than 110% of fair market value of the stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant (and in no event after the fifth anniversary of the date of grant with respect to incentive stock options granted to 10% Holders). The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code may provide from time to time (and any options exceeding such limitation will be treated as nonqualified stock options).
Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Rentech in satisfaction of the option exercise price, provided that payment of such proceeds is then made to Rentech upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of Rentech within the meaning of Section 13(k) of the Exhange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act (prohibiting certain extensions of credit to directors and executive officers).
Restricted Stock
A restricted stock award is the grant of shares of common stock to a participant for consideration determined by the Committee including services and/or cash, that is nontransferable and may be subject to a substantial risk of forfeiture until specific conditions are met. Conditions may include continuing employment and/or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

Stock Appreciation Rights
A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over an amount equal to no less than the fair market value of a share of common stock on the date of grant of the SAR, which payment may be made in cash, common stock or a combination of both, in the discretion of the Committee.
Other Types of Awards
Performance share awards are shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals. Performance stock units are awards representing the right to receive shares upon the attainment of specified performance goals. Dividend equivalent awards entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants when Rentech declares dividends with respect to the common stock underlying such awards. Stock payments are compensation in the form of shares of common stock that are granted without restrictions imposed by Rentech. Deferred stock awards represent the right to receive shares of common stock at a later date or dates if specified time-vesting or performance criteria are attained. Restricted stock units are awards representing the right to receive shares upon the attainment of specified time or performance goals. Performance bonus awards entitle participants to cash payments upon the attainment of specified performance goals.
Performance-Based Awards Intended to Satisfy Section 162(m) of the Code
The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms, as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, if any, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.
Adjustments
Certain transactions, including but not limited to stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations or other distributions of Rentech assets to shareholders, may affect the shares or the share price of Rentech’s common stock. If any of these events occurs, the Committee will equitably adjust the aggregate number and kind of shares that may be issued under the Award Plan, the number and kind of shares subject to outstanding awards, the terms and conditions of any outstanding awards and the grant or exercise price per share for any outstanding awards. In the event that any of the above transactions occurs, or any unusual or nonrecurring transactions or events affecting Rentech or changes in applicable laws, regulations or accounting principles occurs, and the Committee determines that an adjustment to the Award Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Award Plan, the Committee may, in such manner as it may deem equitable, (i) provide for termination of an award in exchange for cash or the replacement of an award with other rights or property, (ii) provide that an award be assumed or substituted by a successor entity, (iii) make adjustments in the number and type of shares of common stock subject to outstanding awards and to the terms and conditions of awards which may be granted in the future, (iv) provide that an award will be exercisable, payable or fully vested with respect to all shares covered thereby, or (v) provide that an award cannot vest, be exercised or become payable after such event.
In the event of a nonreciprocal transaction between Rentech and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number, kind or share price of Rentech common stock and causes a change in the per share value of the common stock underlying outstanding awards (any such transaction, an “Equity Restructuring”), the Committee will equitably adjust the number and type of securities subject to each outstanding award and the exercise or grant price thereof, and make any other equitable adjustments the Committee may in its discretion deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Award Plan. In addition, the Committee has broad discretion to include such further provisions and limitations in any award as it may deem equitable and in Rentech’s best interest that are not inconsistent with the provisions of the Award Plan.

Change in Control
If a change in control of Rentech occurs then, immediately prior to the change in control, all awards outstanding under the Award Plan will become fully vested and exercisable and all forfeiture restrictions on such awards will lapse. In anticipation of a change in control, the Committee may cause all awards outstanding under the Award Plan to terminate at a specific time in the future, and may give each participant the right to exercise such awards during such period of time as the Committee determines.
Amendment and Termination
The Committee, subject to approval of the Board, may terminate, amend, or modify the Award Plan at any time; provided, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the Award Plan or that results in a material increase in benefits or a change in eligibility requirements. In addition, absent shareholder approval, no option or stock appreciation right may be amended to reduce the per share exercise price or base price, as applicable, of the shares subject to such option or stock appreciation right below the per share exercise price or base price, as applicable, as of the date the option or stock appreciation right was granted and, except to the extent permitted by the Award Plan in connection with certain changes in capital structure, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right having a higher per share exercise price or base price, as applicable. No amendment shall extend the term of any outstanding option or stock appreciation right beyond ten years from the date of grant, or reduce an option’s exercise price or a stock appreciation right’s base price below the common stock’s fair market value on the date of the option or stock appreciation right grant. In no event may an award be granted pursuant to the Award Plan on or after the tenth anniversary of the date the shareholders originally approve the Award Plan.
Federal Income Tax Consequences
With respect to nonqualified stock options, Rentech is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and Rentech will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the Award Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Rentech will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.
To the greatest extent possible, awards granted under the Award Plan are structured in a manner intended to avoid the imposition of taxes under Internal Revenue Code Section 409A, which governs the taxation of nonqualified deferred compensation, including certain equity awards, by complying with the requirements of Internal Revenue Code Section 409A or an available exemption from such requirements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO ADOPT THE 2009 INCENTIVE AWARD PLAN.

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
INCREASING AUTHORIZED SHARES BY 100,000,000
(Proxy Item 3)
We are proposing to amend our Amended and Restated Articles of Incorporation to increase the authorized common stock from 250,000,000 shares to 350,000,000 shares (the “Authorized Shares Amendment”). No change is proposed in the authorized number of shares of preferred stock. On March 20, 2009, our Board of Directors adopted, subject to approval by our shareholders, the Authorized Shares Amendment. The text of the Authorized Shares Amendment is attached to this Proxy Statement as Appendix B.
If adopted, the amendment would become effective upon the filing of Articles of Amendment with the Colorado Secretary of State. This would occur as soon as practical following the meeting.
Reason for and the Effect of the Amendment
Of our 250,000,000 authorized shares of common stock, 166,684,950 were outstanding as of March 10, 2009, and after taking into account shares underlying outstanding stock options, restricted stock units, convertible promissory notes, and warrants, approximately 45,416,454 of the 250,000,000 shares authorized in the Amended and Restated Articles of Incorporation remain available for issuance.
We are pursuing the deployment of our Rentech Process through the acquisition and development of alternative fuels facilities, the evaluation of gasification technologies suitable for fossil and urban and rural waste feedstocks for use in potential projects and the licensing of our technology to third parties. The acquisition and development of alternative fuels facilities or gasification technologies would require a substantial amount of additional financing, and we would most likely need to issue additional shares of common stock (or securities convertible into or exercisable or exchangeable for shares of common stock) in connection with financing these plans. If approved by our shareholders, the Authorized Shares Amendment would enable Rentech to raise substantial additional capital, not only to execute our business plan, but also to continue our operations after existing funds are exhausted. Other possible business and financial uses for the additional shares of common stock include, without limitation, attracting and retaining employees by the issuance of additional securities under Rentech’s equity compensation plans or otherwise, and other transactions and corporate purposes that the Board of Directors deems are in Rentech’s best interest.
There are no present agreements, understandings, or plans to issue any of the additional shares that would be authorized by the Authorized Shares Amendment. However, any shares we issue might not be registered under the Securities Act of 1933, as amended. If we issue unregistered shares, such shares may not be offered or sold in the United States absent registration or applicable exemptions from registration requirements. If our Board of Directors deems it to be in our best interest and the best interest of our shareholders to issue additional shares of common stock or securities convertible into common stock in the future, it will generally not seek further authorization by vote of the shareholders, unless authorization is otherwise required by law, regulation or governance requirements of the trading market for our stock.
If we issue shares of our common stock (or securities convertible into or exercisable or exchangeable for shares of our common stock), this could have the effect of diluting existing shareholders’ ownership in Rentech. Further, depending upon the price at which shares might be issued, this may have the effect of depressing the price of shares of our common stock or diluting the book value of common stock per share or earnings per share. Additional issuances could also reduce the per share amounts available upon our liquidation, if that should occur.
There are no preemptive rights or cumulative voting with respect to shares of our common stock. The additional authorized shares of common stock would have the identical powers, preferences, and rights as the shares now authorized, including the right to cast one vote per share and to receive dividends, if any. Under Colorado law, shareholders will not have any dissenters’ or appraisal rights in connection with the Authorized Shares Amendment.
While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized common stock as an antitakeover measure, nor are we aware of any proposed or contemplated transaction of this type.
The affirmative vote of holders of a majority of shares of common stock entitled to vote on the matter will be required to approve the amendment to the Amended and Restated Articles of Incorporation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED
SHARES BY 100,000,000.

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item 4)
The Audit Committee of the Board of Directors has selected Ehrhardt Keefe Steiner & Hottman P.C. as Rentech’s independent registered public accounting firm for the fiscal year ending September 30, 2009, and has further directed that management submit the selection of Ehrhardt Keefe Steiner & Hottman P.C. for ratification by the shareholders at the annual meeting of shareholders. Ehrhardt Keefe Steiner & Hottman P.C. has audited Rentech’s financial statements since fiscal year 2002. A representative of Ehrhardt Keefe Steiner & Hottman P.C. is expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Shareholder ratification of the selection of Ehrhardt Keefe Steiner & Hottman P.C. as Rentech’s independent registered public accounting firm is not required by the By-laws or otherwise. However, the Board of Directors is submitting the selection of Ehrhardt Keefe Steiner & Hottman P.C. to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain Ehrhardt Keefe Steiner & Hottman P.C. in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Rentech.
Ratification of the selection of Ehrhardt Keefe Steiner & Hottman P.C. as Rentech’s independent registered public accounting firm will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE SELECTION OF EHRHARDT KEEFE STEINER & HOTTMAN P.C. AS RENTECH’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2009.
SHAREHOLDER PROPOSALS
Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2010 must be received by Rentech’s corporate secretary on or before                      2009 in order to be eligible for inclusion in Rentech’s proxy statement and form of proxy. However, if the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline for inclusion in the proxy will be a reasonable time before we begin to print and mail proxy materials for next year’s meeting. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.
Under Rentech’s By-laws, for business properly to be brought before the annual meeting of shareholders held in 2010, a shareholder must have given timely notice in proper written form to the Secretary of Rentech at the address set forth on the first page of this proxy statement in accordance with the then current provisions of Rentech’s By-laws. The By-laws currently require that such notice be delivered to or mailed and received at the principal executive offices of Rentech not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (i.e., no earlier than                      2009 and no later than                      2010). If, however, Rentech advances the date of the next annual meeting by more than 30 days or delays such date by more than 60 days, notice by the shareholder must be given not earlier than the close of business on the 90th day in advance of such meeting and not after the later of (i) the close of business on the 60th day prior to such meeting, or (ii) the tenth day following the first public announcement of the date of such meeting.

OTHER BUSINESS
Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the Board’s recommendation on those matters.
A copy of Rentech’s Annual Report for the year ended September 30, 2008 has been mailed to you concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. Rentech will provide upon written request, without charge to each shareholder of record as of the record date, a copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as filed with the Securities and Exchange Commission. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by Rentech in furnishing such exhibits. Any such requests should be directed to Rentech’s principal executive offices at 10877 Wilshire Boulevard, Suite 710, Los Angeles, California 90024, Attention: Secretary.
As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to Rentech stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed in writing Rentech’s principal executive offices at 10877 Wilshire Boulevard, Suite 710, Los Angeles, California 90024, Attention: Secretary, or by phone at 310-571-9800.
ALL SHAREHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Colin M. Morris
Secretary
                    , 2009

APPENDIX A
RENTECH, INC.
2009 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Rentech, Inc. 2009 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Rentech, Inc. (the “Company”) by linking the personal interests of certain members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of certain members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Change in Control” means:
(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d) The Company’s stockholders approve a liquidation or dissolution of the Company.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change in Control for purposes of payment of such Award.
2.5 “Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.
2.6 “Committee” means the committee of the Board described in Article 12.
2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.
2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.
2.10 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or, if no such plan is applicable to a Participant, as determined in the sole discretion of the Committee. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Disability constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the Participant shall only experience a Disability hereunder for purposes of the payment of such Award if the Participant is “disabled” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).
2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
2.12 “Effective Date” shall have the meaning set forth in Section 13.1.
2.13 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined in the sole discretion of the Committee, provided, however, that notwithstanding the foregoing, the Company’s Chief Executive Officer as of the Effective Date shall not be an Eligible Individual for purposes of this Plan and shall not receive any Awards hereunder for so long as he shall remain Chief Executive Officer of the Company.

2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
2.15 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.
2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17 “Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:
(i) If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii) If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii) If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.
2.18 “Full Value Award” means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).
2.19 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.20 “Independent Director” means a member of the Board who is not an Employee of the Company.
2.21 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.22 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.24 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.25 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
2.26 “Performance Bonus Award” has the meaning set forth in Section 8.7.
2.27 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.30 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.31 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.32 “Plan” means this Rentech, Inc. 2009 Incentive Award Plan, as it may be amended from time to time.
2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.34 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
2.35 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.
2.36 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.37 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.
2.38 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.39 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.
2.40 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 9,500,000.
(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan; however, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Eligible Individual during a rolling three-year period (measured from the date of any grant) shall be four million and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $2,000,000.
ARTICLE 4.
ELIGIBILITY AND PARTICIPATION
4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan. No individual who is not an Eligible Individual shall be granted any Award under this Plan.
4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.
STOCK OPTIONS
5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Eligible Individuals who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.
(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii) Six months after the Participant’s termination of employment as an Employee other than on account of the Participant’s Disability or death, provided, that any exercise of an Option more than three months after the Participant’s termination of employment as an Employee on account of the Participant’s Disability or death shall cause such Option to be treated as a Non-Qualified Stock Option; and
(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:
(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;
(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and
(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.
Options granted to Independent Directors shall be Non-Qualified Stock Options.
ARTICLE 6.
RESTRICTED STOCK AWARDS
6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2 Issuance and Restrictions. Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights.
(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (or such greater value as the Committee shall determine at the time of grant of the Stock Appreciation Right) and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
7.2 Payment and Limitations on Exercise.
(a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.
(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.
ARTICLE 8.
OTHER TYPES OF AWARDS
8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3 Dividend Equivalents.
(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, to the extent that any dividend equivalents are credited with respect to shares of Stock underlying a Performance Share Award or Performance Stock Unit, such dividend equivalents shall be subject to the same vesting conditions applicable to the Performance Share Award or Performance Stock Unit in respect of which such dividend equivalents are credited and shall not be paid to the Participant holding such Award unless, until and to the extent that the Award vests.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
8.4 Stock Payments. Subject to Section 10.5(b), any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee, such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Subject to Section 10.5(b), stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.
8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.
8.7 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.
8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.
8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.
8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.
PERFORMANCE-BASED AWARDS
9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10.
PROVISIONS APPLICABLE TO AWARDS
10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
10.5 Stock Certificates; Book Entry Procedures.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.6 Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

10.7 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 11.
CHANGES IN CAPITAL STRUCTURE
11.1 Adjustments.
a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 above on the maximum number and kind of shares which may be issued under the Plan, adjustments of the award limits under Section 3.3 of the Plan and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
i. To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
ii. To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
iii. To make adjustments in the number and type of shares of the Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
iv. To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
v. To provide that the Award cannot vest, be exercised or become payable after such event.

c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b) above:
i. The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 11.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
ii. The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the award limits under Section 3.3 of the Plan and adjustments of the manner in which shares subject to Full Value Awards will be counted).
d) The Committee may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
e) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.
f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
g) No action shall be taken under this Section 11.1 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
11.2 Acceleration Upon a Change in Control. Notwithstanding any provision to the contrary contained herein or in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs then, immediately prior to the Change in Control, all Awards outstanding under the Plan shall become fully vested and exercisable and all forfeiture restrictions on such Awards shall lapse. Subject to the foregoing, upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and may give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.
ADMINISTRATION
12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the American Stock Exchange (or other principal securities market on which shares of Stock are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b 3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a) Designate Participants to receive Awards;
(b) Determine the type or types of Awards to be granted to each Participant;
(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.
ARTICLE 13.
EFFECTIVE AND EXPIRATION DATE
13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders (the “Effective Date”). The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of the Plan. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.
13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (i) the date the Plan is approved by the Board or (ii) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 14.
AMENDMENT, MODIFICATION, AND TERMINATION
14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) results in a material increase in benefits or a change in eligibility requirements, and (c) no amendment to the Plan shall permit the Committee to grant Options or SARs with an exercise price or base price, as applicable, that is below Fair Market Value on the date of grant or to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, (A) no Option or SAR may be amended to reduce the per share exercise price or base price, as applicable, of the shares subject to such Option or SAR below the per share exercise price or base price as of the date the Option or SAR is granted, and (B) no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share exercise price or base price.
14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.
GENERAL PROVISIONS
15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee and of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.
15.14 Section 409A. To the extent applicable, the Plan and all Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section; provided, however, that this Section 15.14 does not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action or to indemnify any Participant with regard to any such action or inaction.
* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Rentech, Inc. on March 20, 2009, subject to approval by its stockholders.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Rentech, Inc. on [                    ].
Executed on this [     ] day of [     ], 2009.

Corporate Secretary

APPENDIX B
RENTECH, INC.
ARTICLES OF AMENDMENT
TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
RENTECH, INC.
RENTECH, INC., a Colorado corporation, having its principal office at 10877 Wilshire Blvd., Suite 710, Los Angeles, California 90024 (hereinafter referred to as the “Corporation”) hereby certifies to the Secretary of State of Colorado that:
FIRST: The Amended and Restated Articles of Incorporation of Rentech, Inc. was filed with the Secretary of State of Colorado on April 29, 2005 (the “Articles”).
SECOND: Articles of Amendment to the Articles (as amended, the “Amended Articles”) were filed with the Secretary of State of Colorado on May 1, 2008.
THIRD: The Corporation desires to amend its Amended Articles in accordance with Section 7-110-106 of the Colorado Business Corporation Act, as currently in effect, as hereinafter provided.
FOURTH: The Amended Articles of the Corporation are hereby amended by striking the reference to 250,000,000 in Article 4-1 and replacing it with 350,000,000.
FIFTH: The amendment was adopted, subject to approval by the stockholders of the Corporation, by the Board of Directors of the Corporation, pursuant to and in accordance with Section 7-108-202 by unanimous written consent on March 20, 2009.
SIXTH: Thereafter, pursuant to a resolution of the Board of Directors, the amendment was submitted to, and was duly adopted by, the shareholders of the Corporation on May 18, 2009, pursuant to and in accordance with Section 7-110-103 of the Colorado Business Corporation Act.

B-1

[LOGO]

RENTECH, INC. 10877 Wilshire Boulevard, Suite 710 Los Angeles, California 90024	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rentech, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RENTECH KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION

RENTECH, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.
Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

1	Election of directors		☐	☐	☐

(for terms described in the proxy statement):

	Nominees:	1) D. Hunt Ramsbottom
2) Halbert S. Washburn

Vote on Proposals						For	Against	Abstain

2	Approval of 2009 Incentive Award Plan:					☐	☐	☐

3	Approval of amendment to the Amended and Restated Articles of Incorporation:					☐	☐	☐

4	Ratification of selection of independent registered public accounting firm:					☐	☐	☐

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT INFORMATION CONCERNING THE RENTECH ANNUAL MEETING

Check-in begins: 2:00 p.m. PDT	Meeting begins: 3:00 p.m. PDT
•	Rentech stockholders, including joint holders, as of the close of business on March 25, 2009, the record date for the annual meeting, are entitled to attend the annual meeting on May 18, 2009.

•	All stockholders and their proxies should be prepared to present photo identification for admission to the meeting.

•
If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership.

•
If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 25, 2009, the record date for voting.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 25, 2009.

•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting.

•	Meeting attendees will not be permitted to bring cameras, mobile phones, recording equipment, electronic devices or large bags, briefcases or packages to the meeting.

•
During the Annual Meeting the Secretary will report on the matters set forth in the Notice of the Meeting and remarks about the Company will be provided by the management. Shareholders will have the opportunity to submit questions in writing to management up through the conclusion of the management presentation.

•	Please allow ample time for check-in.
THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!
Directions to the Crowne Plaza Hotel:
From the Los Angeles International Airport:
Go east on Century Blvd. for less than one mile. Complimentary Airport Shuttle is provided to the hotel.
From Downtown Los Angeles:
Take the CA-110 South to the I-105 West toward the Los Angeles Airport. Take exit 2A toward La Cienega/Aviation Blvd. Turn left onto West Imperial Highway. Turn right onto Aviation Blvd and then make a slight left onto West Century Blvd.
From Orange County:
Take the I-405 North toward Santa Monica and then take the Century Blvd. exit toward the Los Angeles Airport. Turn left onto West Century Blvd.

[Logo]
Ticket for Admission to
2009 Rentech Annual Shareholders Meeting

Time:	Monday, May 18, 2009

Place:	Crowne Plaza Hotel, 5985 Century Blvd., Los Angeles, California

Admission:
This ticket will admit shareholder. Ticket for one guest can be requested upon admission to the annual meeting. Valid admission ticket and government issued picture identification required to enter meeting.

Detach along perforated lines and retain ticket for admission to Annual Meeting

PROXY	Rentech, Inc.	PROXY
Annual Meeting of Shareholders—May 18, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder(s) of Rentech, Inc., a Colorado corporation, hereby acknowledge(s) receipt of the Proxy Statement dated                     , 2009, and hereby appoint(s) Colin M. Morris, D. Hunt Ramsbottom, and Dan J. Cohrs, and each of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of Rentech, Inc., to be held at the Crowne Plaza Hotel, 5985 Century Blvd., Los Angeles, California, on Monday, May 18, 2009 at 3:00 (PDT) and at any adjournment or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.
This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.
PLEASE MARK, SIGN AND DATE THIS PROXY AND VOTE
BY ONE OF THE METHODS DESCRIBED ON THE REVERSE SIDE.
(Continued, and to be signed and dated, on the reverse side)